UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________________________
Filed by the Registrant ☒         Filed by a party other than the Registrant ☐

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Surgery Partners, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 15, 2021

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2021 annual meeting of stockholders of Surgery Partners, Inc., to be held on May 26, 2021, at 8:00 a.m. (Central Daylight Time). As part of our ongoing efforts to maintain a healthy and safe environment in light of the COVID-19 pandemic, the annual meeting will be held solely by remote communication in a virtual meeting format. If you attend the annual meeting virtually by following the instructions set forth in the proxy materials, you will be considered present at the meeting.

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement, the proxy card and our Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy materials over the internet as well as request a paper or email copy if desired.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, we would greatly appreciate your efforts to vote your shares as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials or in our proxy statement. If you attend the annual meeting and wish to vote at that time, you may withdraw your proxy and vote your shares personally.

Sincerely,

/s/ Wayne S. DeVeydt

Wayne S. DeVeydt
Executive Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2021

DATE:         May 26, 2021
TIME:         8:00 a.m. CDT
PLACE:     The annual meeting will be held solely by remote communication in a virtual meeting format. You will be able to attend the annual meeting by visiting www.meetingcenter.io/248273463 using the password SGRY2021 and entering the 15-digit control number found on the proxy card or voting instruction form. If you attend the annual meeting virtually, you will be considered present at the meeting.

ITEMS OF BUSINESS:

1.To elect the four Class III director nominees named in this Proxy Statement to the Board of Directors of Surgery Partners, Inc. (the "Company") for a term of three years;
2.To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;
3.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
4.To approve an amendment to the Company's 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020 (the "Omnibus Incentive Plan"), to increase the number of authorized shares reserved for issuance under the Omnibus Incentive Plan and to provide for the sale of shares on the market to cover required tax-withholdings under awards; and
5.To consider and act upon any other business that may properly come before the 2021 annual meeting of stockholders and at any adjournment or postponement thereof.

Information relating to the matters to be considered and voted on at the annual meeting is set forth in the enclosed proxy materials.

RECORD DATE:     Holders of shares of our common stock of record at the close of business on April 8, 2021 are entitled to receive notice of and vote at the annual meeting and at any adjournment or postponement thereof.

ANNUAL REPORT:     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2020, which is not part of the proxy soliciting materials, is available to you on the internet or, upon request, will be delivered to you by mail or email.

PROXY VOTING:    It is important that your shares be represented and voted at the meeting. You can vote your shares by phone or online, or if you request a printed copy, by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the annual meeting by following the instructions in the attached Proxy Statement. If you decide to attend the annual meeting and wish to change your proxy, you may do so by voting during the meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, AFTER REVIEWING THE PROXY MATERIALS, PLEASE VOTE BY PHONE OR ONLINE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING PROXY MATERIALS, OR IF YOU REQUESTED A PRINTED COPY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.
The Board of Directors unanimously recommends that you vote: (i) "FOR" the election of the four Class III director nominees named in the Proxy Statement, (ii) "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, (iii) "FOR" ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm, and (iv) "FOR" the amendment to the Omnibus Incentive Plan.

You are welcome to attend the annual meeting by visiting www.meetingcenter.io/248273463 using the password SGRY2021 and entering the 15-digit control number found on the proxy card or voting instruction form. Once admitted, you may submit questions, vote or view our list of stockholders during the annual meeting by following the instructions that will be available on the meeting website.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the internet. To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), the Company’s transfer agent. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on May 21, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

If you have any questions on how to attend the annual meeting, please contact Investor Relations at 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027, (615) 234-5900 or email ir@surgerypartners.com.

Thank you for your ongoing support of and interest in Surgery Partners, Inc.

By Order of the Board of Directors,

/s/ Wayne S. DeVeydt

Wayne S. DeVeydt
Executive Chairman of the Board of Directors

Brentwood, Tennessee
April 15, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2021:

THE PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 ARE AVAILABLE TO YOU ON THE INTERNET OR, UPON YOUR REQUEST WILL BE DELIVERED TO YOU BY MAIL OR EMAIL, IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED ON AT THE ANNUAL MEETING. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IS SCHEDULED TO BE DISTRIBUTED ON OR ABOUT APRIL 15, 2021 TO STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 8, 2021.

THE PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 ARE AVAILABLE ON THE INTERNET AT WWW.INVESTORVOTE.COM/SGRY.

SURGERY PARTNERS, INC.
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027

PROXY STATEMENT

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors (the "Board") of Surgery Partners, Inc. ("Surgery Partners," the "Company," "we" or "us") is soliciting your proxy to vote at the 2021 annual meeting of stockholders (the "Annual Meeting") to be held solely by remote communication in a virtual meeting format on Wednesday, May 26, 2021, at 8:00 a.m. Central Daylight Time (CDT) and any adjournments of the Annual Meeting.
How can I attend the Annual Meeting?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. You can attend the Annual Meeting by visiting www.meetingcenter.io/248273463 using the password SGRY2021 and entering the 15-digit control number found on the proxy card or voting instruction form. Once admitted, you may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), the Company’s transfer agent. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on May 21, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
Surgery Partners, Inc. Legal Proxy
P.O. Box 505008
Louisville, KY 40233-9814

If you attend the Annual Meeting virtually, you will be considered present at the meeting.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748.
What materials is the Company providing and how do I receive such materials?
This Proxy Statement, the proxy card and our Annual Report to Stockholders for the year ended December 31, 2020 (the "Annual Report to Stockholders") are being made available to you on the internet instead of mailing a printed copy of these materials to each stockholder. The Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") is scheduled to be distributed on or about April 15, 2021. The Notice of Internet Availability contains instructions as to how stockholders may access and review the proxy materials on the internet, including information about how stockholders may submit proxies by telephone or over the internet. You will not receive a printed or email copy of these materials unless you make such a request by following the instructions on the Notice of Internet Availability.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•the election of the four Class III director nominees named in this Proxy Statement for a three-year term (Proposal 1);
•the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers (Proposal 2);
•the ratification of the Audit Committee's appointment of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3); and
•the approval of an amendment to the Company's 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020 (the "Omnibus Incentive Plan") (Proposal 4).
What is the Board's voting recommendation?
The Board recommends that you vote your shares "FOR" the election of the four Class III director nominees named in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, "FOR" the ratification of the Audit Committee's appointment of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, and "FOR" the amendment to the Omnibus Incentive Plan.

If you submit a proxy but do not indicate any voting instructions, your shares will be voted "FOR" the election of the four Class III director nominees named in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, "FOR" the ratification of the Audit Committee's appointment of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021, and "FOR" the amendment to the Omnibus Incentive Plan.
What is the quorum requirement for the Annual Meeting?
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted and present at the meeting. The shares may be present or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
What shares owned by me can be voted at the Annual Meeting?
All shares owned by you as of the close of business on April 8, 2021 (the "Record Date") may be voted. You may cast one vote per share of common stock (including preferred stock on an as-converted basis) that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, the Company had (i) 59,890,985 shares of common stock issued and outstanding and (ii) 310,000 shares of the Company's 10.00% Series A Convertible Perpetual Participating Preferred Stock (the ''preferred stock'') issued and outstanding, which on an as-converted basis, represented 22,371,576 shares of common stock. Pursuant to the Certificate of Designations, Preferences, Rights and Limitations of 10.00% Series A Convertible Perpetual Participating Preferred Stock (the "Certificate of Designations"), the holders of the preferred stock are entitled to vote with the holders of shares of common stock, together as a single class, on all matters submitted to a vote of stockholders of the Company. Additionally, pursuant to the Certificate of Designations, each holder of preferred stock is entitled to the number of votes equal to the number of whole shares of common stock into which all shares of preferred held of record by such holder could then be converted pursuant to the Certificate of Designations at the Record Date. Thus, as of the Record Date, the holders of the preferred stock are entitled to vote the equivalent of 48,827,227 shares of common stock, in the aggregate.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with the Company's transfer agent, Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), you are the stockholder of record with respect to those shares, and the proxy materials are being sent directly to you. As the stockholder of record, you have the right to direct your vote by proxy or to vote in person at the Annual Meeting.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner and these proxy materials are being forwarded to you by your broker, bank or nominee who is the stockholder of record with respect to such shares. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. However, shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank or other nominee) giving you the right to vote the shares.
How can I vote my shares at the Annual Meeting?
If you choose to vote your shares at the Annual Meeting, you may do so by visiting www.meetingcenter.io/248273463 using the password SGRY2021 and entering the 15-digit control number found on the proxy card or voting instruction form and following the instructions on the website for voting your shares at the meeting. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold your shares directly as the stockholder of record or beneficially in "street name," you may direct your vote without attending the Annual Meeting by proxy. You can vote by following the instructions on the Notice of Internet Availability which includes information about how stockholders may submit proxies by telephone or over the internet. Alternatively, upon request, you can vote by proxy by mail via a proxy card by marking your selections on the proxy card, dating and signing your name exactly as it appears on the proxy card and mailing the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 25, 2021 in order to be counted for the Annual Meeting.

If you are a beneficial owner, follow the instructions on the voting instruction card provided by your broker, bank or other intermediary. We urge you to review the proxy materials carefully before you vote.
Can I revoke my proxy or change my vote?
You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). Your new vote must be received by 11:59 p.m. CDT on May 25, 2021. You may also enter a new vote by attending the Annual Meeting and voting during the meeting. Your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
How are votes counted?
For Proposal 1, your vote may be cast "FOR" each Class III director nominee, or you may "WITHHOLD" from voting. Shares voting "WITHHOLD" have no effect on the election of directors.

For Proposals 2, 3 and 4, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN" on one of these proposals, it has no effect on the outcome.
How are abstentions and broker non-votes treated for determining a quorum and counting votes?
Any shares represented by proxies that are marked to "ABSTAIN" from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions will not be counted as votes "FOR" or "AGAINST" any proposal, and accordingly are not counted for purposes of determining the number of votes cast on any proposal.

If your shares are held in "street name" and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or, on routine matters, may use its discretionary authority to vote your shares. If your broker returns a proxy card but does not vote your shares, this results in a "broker non-vote." Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares. Broker non-votes with respect to any proposal will be treated as shares present for purposes of determining a quorum at the Annual Meeting. Broker non-votes will not be counted as votes "FOR" or "AGAINST" any proposal, and accordingly are not counted for purposes of determining the number of votes cast on any proposal. Therefore, broker non-votes will have no effect on the outcome of any proposal.

Proposal 1 (election of the four Class III director nominees), Proposal 2 (approval, on an advisory basis, of the compensation paid by the Company to its named executive officers) and Proposal 4 (approval of the amendment to the Omnibus Incentive Plan) are considered non-routine matters, and without your instruction, your broker cannot vote your shares on those proposals. Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter for which your broker has discretionary authority to vote your shares.
What is the voting requirement to approve each of the proposals?
Proposal 1, Election of Director Nominees: Under our plurality voting standard, the four nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee, or you "WITHHOLD" your vote for a nominee, your vote will not count either "FOR" or "AGAINST" the nominee. Abstentions and broker non-votes will have no effect on the outcome of voting for directors.

Proposal 2, Advisory Vote on Executive Compensation: Under our majority voting standard, the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers requires that the number of votes properly cast "FOR" the proposal (and present, in person or by proxy, at the Annual Meeting) exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3, Ratification of the Audit Committee’s Appointment of Independent Registered Public Accounting Firm: Under our majority voting standard, the ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021 requires that the number of votes properly cast "FOR" the proposal (and present, in person or by proxy, at the Annual Meeting) exceed the number of votes cast "AGAINST" the proposal. Abstentions will have no effect on the outcome of this Proposal 3. Brokers, banks and other nominees have discretionary voting power with respect to this proposal, and therefore we do not expect broker non-votes with respect to this proposal.

Proposal 4, Approval of the Amendment to the Omnibus Incentive Plan: Under our majority voting standard, the approval of the amendment to the Omnibus Incentive Plan requires that the number of votes properly cast "FOR" the proposal (and present, in person or by proxy, at the annual meeting) exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What happens if additional proposals are presented at the Annual Meeting?
Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If other matters are properly presented to the stockholders for action at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxy holders in the proxy card (J. Eric Evans, our Chief Executive Officer, and Jennifer B. Baldock, our Executive Vice President and Chief Administrative and Development Officer) to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote. If for any unforeseen reason, any of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board.
Who will count the vote?
A representative of Computershare, Inc. will act as the inspector of election and the tabulator of the votes for bank, broker and other stockholder of record proxies.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Surgery Partners or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.
Who will bear the cost of soliciting proxies for the Annual Meeting?
The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including costs for mailing the Notice of Internet Availability, mailing printed proxy materials upon request, and the solicitation of proxies. We have retained Computershare, Inc. to assist us with the distribution of the proxies and will pay their expenses. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock and preferred stock as of April 8, 2021 (except as otherwise indicated below), by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock or preferred stock;
•each of our named executive officers;

•each of our directors and nominees; and

•all of our executive officers and directors as a group.

Information with respect to beneficial ownership in the following table is based on the Company's review of information furnished by or on behalf of each director, officer, or beneficial owner of more than 5% of our common stock or preferred stock and filed with the Securities and Exchange Commission (“SEC”). Beneficial ownership is determined in accordance with SEC rules. The information in the following table does not necessarily indicate beneficial ownership for any other purpose. In general, under SEC rules, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The percentage of shares of common stock or preferred stock beneficially owned is computed on the basis of 59,890,985 shares of common stock and 310,000 shares of preferred stock outstanding as of April 8, 2021. Shares of common stock or preferred stock that a person has the right to acquire within 60 days of April 8, 2021 are deemed outstanding for purposes of computing the percentage ownership of such person's holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise indicated below, and subject to applicable community property laws, we believe, based on information furnished by such persons, the persons named in the table have sole voting and investment power with respect to all shares of common stock or preferred stock held by that person.

Title of Class	Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Common Stock
	Beneficial owners of 5% or more of our common stock:
	BCPE Seminole Holdings LP (1)(2)	49,193,422	59.5%
	Fidelity Management & Research Company LLC (3)	5,392,300	9.0%
	Clearbridge Investments, LLC (4)	3,690,735	6.2%
	Directors and Named Executive Officers:
	Brent Turner (5)	47,686	*
	Teresa DeLuca, M.D.	31,141	*
	Andrew T. Kaplan (6)	—	—
	T. Devin O'Reilly (6)	—	—
	Blair E. Hendrix (6)	—	—
	John A. Deane	12,999	*
	Clifford G. Adlerz	36,181	*
	Patricia A. Maryland, Dr.PH	3,330	*
	Wayne S. DeVeydt (7)	858,237	1.4%
	J. Eric Evans (8)	542,453	*
	Thomas F. Cowhey (9)	303,072	*
	Jennifer B. Baldock (10)	266,364	*
	George M. Goodwin (11)	180,315	*
	Anthony W. Taparo (12)	221,803	*
	All executive officers and directors as a group (15 persons) (13)	2,612,232	4.3%

Preferred Stock
	Beneficial owners of 5% or more of our preferred stock:
	BCPE Seminole Holdings LP (2)	310,000	100%

_______
* Less than one percent.
(1)BCPE Seminole Holdings LP, a Delaware limited partnership ("Bain Capital") and our controlling stockholder, directly holds (i) 26,455,651 shares of common stock and (ii) 310,000 shares of preferred stock, which, on an as-converted basis (as explained below), represented 22,371,576 shares of common stock as of April 8, 2021 and will represent 22,737,771 shares of common stock as of June 7, 2021 (60 days after the Record Date). Each share of preferred stock is convertible at any time, at the election of the holder, into the number of shares of common stock equal to the quotient obtained by dividing (a) the accrued value of such share of preferred stock plus any accrued but uncompounded dividends on such share by (b) the conversion price ($19.00 per share as of the Record Date). Dividends accrue daily at a rate of 10% per annum on the accrued value (initially, $1,000 as of August 31, 2017) and compound quarterly on March 31, June 30, September 30 and December 31 of each year. At least a portion of such dividends are added to the accrued value of a share and, therefore, the number of shares of common stock into which each share of preferred stock may be converted will increase over time. As of April 8, 2021, each share of preferred stock held by BCPE Seminole Holdings LP was convertible into approximately 72.17 shares of common stock. As of June 7, 2021, each share of preferred stock held by BCPE Seminole Holdings LP will be convertible into approximately 73.35 shares of common stock.
(2)Bain Capital Investors, LLC ("BCI") is the sole member of BCPE Seminole GP LLC ("BCPE GP"), which is the general partner of BCPE Seminole Holdings LP. The governance, investment strategy and decision-making process with respect to investments held by BCPE Seminole Holdings LP is directed by the Global Private Equity Board of BCI. By virtue of the relationships described in this footnote, BCI and BCPE GP may be deemed to share voting and dispositive power with respect to the securities held by BCPE Seminole Holdings LP. The principal business address of each of BCI, BCPE GP and BCPE Seminole Holdings LP is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, MA 02116.
(3)Fidelity Management & Research Company LLC ("Fidelity") holds 5,392,300 shares of common stock based on the Nasdaq Research Advisory dated March 30, 2021 received by the Company, which includes shares purchased in the Company’s recent equity offering. The principal business address of Fidelity is 245 Summer Street, Boston, MA 02210.
(4)Clearbridge Investments, LLC ("Clearbridge") has sole voting power over 3,689,956 shares of common stock and sole dispositive over 3,690,735 shares of common stock. Information reported in this table and the notes hereto in respect of Clearbridge is based solely on the Schedule 13G filed with the SEC on February 11, 2021 by Clearbridge. The principal business address of Clearbridge is 620 8th Avenue, New York, NY 10018.
(5)Mr. Turner's beneficially owned shares include 4,015 shares of common stock underlying stock options exercisable within 60 days of April 8, 2021.
(6)The shares beneficially owned by each of Messrs. O'Reilly, Kaplan and Hendrix do not include shares held by BCPE Seminole Holdings LP. Mr. O'Reilly and Mr. Hendrix are each a Managing Director of BCI and Mr. Kaplan is Principal of BCI and as a result, by virtue of the relationships described footnote (2) above, may each be deemed to share beneficial ownership of the shares of common stock and preferred stock held by BCPE Seminole Holdings LP.
(7)Mr. DeVeydt's beneficially owned shares include 463,332 shares of common stock underlying stock options and 120,000 shares of common stock underlying stock-settled stock appreciation right awards, each of which is exercisable within 60 days of April 8, 2021.
(8)Mr. Evans' beneficially owned shares include 166,665 shares of common stock underlying stock options exercisable within 60 days of April 8, 2021.
(9)Mr. Cowhey's beneficially owned shares include 134,499 shares of common stock underlying stock options exercisable within 60 days of April 8, 2021.
(10)Mrs. Baldock's beneficially owned shares include 66,498 shares of common stock underlying stock options exercisable within 60 days of April 8, 2021.
(11)Mr. Goodwin's beneficially owned shares include 49,500 shares of common stock underlying stock options exercisable within 60 days of April 8, 2021.
(12)Mr. Taparo's beneficially owned shares include 49,500 shares of common stock underlying stock options exercisable within 60 days of April 8, 2021.
(13)Includes 950,674 shares of common stock underlying stock options exercisable within 60 days of April 8, 2021.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2020, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements with respect to fiscal year 2020, except for (i) the sale of shares by Mr. Dean on August 10, 2020 that was inadvertently reported late on a Form 4 filed on September 21, 2020, (ii) the withholding of shares to satisfy the tax withholding obligations in connection with the vesting on December 31, 2020 of a prior restricted stock award to Mr. Taparo and the acquisition of shares by Mr. Taparo on March 13, 2020, each of which were inadvertently reported late on a Form 4 filed on March 12, 2021, and (iii) the withholding of shares to satisfy the tax withholding obligations in connection with the vesting on January 4, 2020 of a prior restricted stock award to Mr. DeVeydt that was inadvertently reported late on a Form 4 filed February 7, 2020.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In accordance with the Company's Amended and Restated Certificate of Incorporation (the "charter") and Amended and Restated Bylaws (the "bylaws"), the Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years.

Clifford G. Adlerz, J. Eric Evans, Blair E. Hendrix and Andrew T. Kaplan have been nominated for and have agreed to stand for election as Class III directors. Messrs. Adlerz, Evans and Kaplan are existing Class III directors whose terms expire at the Annual Meeting, and Mr. Hendrix is a new director nominee. The Class III directors will serve a term of three years and until his successor is duly elected and qualified or until his death, resignation or removal, whichever is earliest to occur. The four nominees for director with the highest number of affirmative votes will be elected as Class III directors. Except with respect to broker non-votes, unless you otherwise instruct, proxies will be voted for election of the nominees listed above as director nominees. The Company has no reason to believe that any nominee will be unable to serve, but in the event that a nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting the proxy may vote for the election of another person in accordance with their judgment.

Subject to the election of each of Messrs. Adlerz, Evans, Hendrix and Kaplan at the Annual Meeting, the Board has approved an increase in the number of directors from nine to ten and an increase of the size of Class III from three to four directors.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES FOR CLASS III DIRECTORS.
The following table sets forth the name, age (as of April 8, 2021) and position of individuals who currently serve as a director of the Company.

Name	Age	Position
John A. Deane	59	Class I Director
Teresa DeLuca, M.D.	55	Class I Director
Wayne S. DeVeydt	51	Class I Director, Chairman
Patricia A. Maryland, Dr.PH	67	Class II Director
T. Devin O'Reilly	46	Class II Director
Brent Turner	55	Class II Director
Clifford G. Adlerz	67	Class III Director
J. Eric Evans	44	Class III Director
Andrew T. Kaplan	36	Class III Director
Information concerning our nominees and directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Class III Director Nominees for Election

Clifford G. Adlerz has served as a director of Surgery Partners since October 2017. Mr. Adlerz previously served as a Consultant to Surgery Partners from February 2018 until May 2019 and Interim Chief Executive Officer of Surgery Partners from September 2017 until January 2018. Before his time at Surgery Partners, Mr. Adlerz held several management roles at Symbion, Inc., a large multi-specialty provider of ambulatory surgery centers and hospitals, including as President from May 2002 until Symbion was acquired by Surgery Partners in November 2014. Prior to joining Symbion, Mr. Adlerz served as Division Vice President of HCA, a healthcare facilities operator, as well as Regional Vice President of Midsouth HealthTrust. Mr. Adlerz currently serves on the Board of Directors of Ovation Fertility. Mr. Adlerz previously served as a director for the National Ambulatory Surgery Center Association and was part of the leadership group for ASC Quality Collaboration. Mr. Adlerz holds a B.A. in Business and an M.B.A. from the University of Florida. Our Board believes that Mr. Adlerz is qualified to serve as a director based on, among other things, his experience with the Company and its predecessor as well as in the healthcare industry generally and his general business and financial acumen.

J. Eric Evans has served as a director of Surgery Partners since January 2020. Mr. Evans is currently Chief Executive Officer of Surgery Partners, a role he has held since January 2020 and previously served as Executive Vice President and Chief Operating Officer of Surgery Partners from April 2019 until January 2020. Mr. Evans previously served as President of Hospital Operations of Tenet Healthcare Corporation and prior to that as chief executive officer of Tenet Healthcare Corporation’s former Texas region from April 2015 to March 2016 and as market chief executive officer of The Hospitals of Providence (formerly known as the Sierra

Providence Health Network) in El Paso from September 2012 to April 2015. Additionally, from 2004 until 2012, Mr. Evans held various positions with Tenet Healthcare Corporation’s former Dallas-area Lake Pointe Health Network including chief executive officer, chief operating officer and director of business development. Mr. Evans holds a bachelor’s degree in industrial management from Purdue University and an M.B.A. from Harvard Business School. He is also a fellow in the American College of Healthcare Executives.

Blair E. Hendrix joined Bain Capital Private Equity in 2000 and currently serves as a Managing Director. Prior to joining Bain Capital, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he co-founded. Earlier in his career, Mr. Hendrix was employed by Corporate Decisions, Inc. (now Oliver Wyman Consulting), a management consulting firm with an emphasis in the healthcare space. He has served on numerous corporate boards within Bain Capital and been involved in many healthcare investments, including Vivra Asthma & Allergy, HCA, MC Communications (a.k.a Pri-Med), Surgery Partners, and US Renal Care. Mr. Hendrix has served as a director of US Renal Care since 2019. He previously served as a director of BMC Software, iHeart Media, Clear Channel Outdoor and The Weather Company. He also serves as a Trustee and Executive Committee member of The New England Conservatory, a Trustee of the Dana Hall School, and serves on the Advisory Board of The Steppingstone Foundation. Mr. Hendrix received an A.B. from Brown University in Health & Society and Economics. Our Board believes that Mr. Hendrix is qualified to serve as a director based on, among other things, his business and finance experience within the healthcare industry.

Andrew T. Kaplan has served as a director of Surgery Partners since August 2018. Mr. Kaplan joined Bain Capital Private Equity in 2009. Prior to joining Bain Capital Private Equity, Mr. Kaplan was an investment banker with Goldman Sachs. He also co-founded EngagedHealth, LLC, a post-hospitalization service for chronically ill, low income patients aiming to improve outcomes, reduce readmissions, and save costs. Mr. Kaplan has served on the Board of Directors for QuVa Pharma, Inc. since 2015 and US Renal Care since 2019. He previously served as a director of Beacon Health Options from 2018 to 2020. Mr. Kaplan holds a B.S. in Economics from The Wharton School at the University of Pennsylvania and an M.B.A from Harvard Business School. Our Board believes that Mr. Kaplan is qualified to serve as a director based on, among other things, his experience in co-founding a healthcare company and his general financial experience.

Directors Continuing in Office

Class I Directors. The following directors have terms ending in 2022:

John A. Deane has served as a director of Surgery Partners since May 2019. Mr. Deane served as the Chairman of the Advisory Board Company from December 2009 until April 2018. Prior to joining the Advisory Board Company, he was the Founder and Chief Executive Officer of Southwind Health Partners, LLC, a start-up health care business focused on providing management services for hospital and health system sponsored medical groups, from October 1998 until December 2009. Following his health care career, Mr. Deane has served on several not-for-profit boards and as the owner/operator of a boutique resort and marina outside of Nashville, Tennessee. Mr. Deane holds a B.A. in Political Science and a M.P.A from American University. Our Board believes that Mr. Deane is qualified to serve as a director based on, among other things, his extensive experience working with physicians in the healthcare industry.

Teresa DeLuca, M.D. has served as a director of Surgery Partners since September 2016. Dr. DeLuca has served as a Managing Director at Columbia University's NY Life Science Venture Fund since January 2018. She previously served as Assistant Clinical professor of psychiatry at the Icahn School of Medicine at Mount Sinai in New York City from 2014 to 2017 and as the Chief Medical Officer of Magellan Pharmacy Solutions at Magellan Health from 2012 to 2014. Prior to that, she served as SVP of Pharmacy Health Solutions at Humana, VP of Clinical Sales Solutions & National Medical Director at Walgreen Co., and VP of Personalized Medicine as well as VP of Medical Policy & Clinical Quality at Medco. Prior to taking on these executive leadership roles, Dr. DeLuca was a Senior Director of Global Product Development Services at PRA International and a Senior Medical Scientist at GlaxoSmithKline. Dr. DeLuca served as a director at North Bud Farms, Inc., a pharmaceutical company from May 2018 to February 2020. Dr. DeLuca received her M.B.A. from Drexel University and her residency (M.D.) from Jefferson Medical College of Thomas Jefferson University. Our Board believes that Dr. DeLuca is qualified to serve as a director based on, among other things, her healthcare knowledge, experience and skills gained from previously serving as a Chief Medical Officer. Additionally, a strong advocate for good board governance, in 2016 Dr. DeLuca earned both the Carnegie Mellon Cybersecurity certificate and continues to maintain good standing with the National Association of Corporate Directors (NACD) as a Board Leadership Fellow (Masters Level), and in 2020 Dr. DeLuca passed the NACD’s “Directorship Certified” examination (NACD.DC). Dr. DeLuca was also named “2020 Director to Watch” in the Directors & Board Annual Report.

Wayne S. DeVeydt has served as a director of Surgery Partners since January 2018. Mr. DeVeydt currently is Executive Chairman of Surgery Partners, a role he has held since January 2020 and previously served as Chief Executive Officer of Surgery Partners from January 2018 until January 2020. From January 2017 until January 2018, Mr. DeVeydt served as a Senior Advisor to the Global Healthcare division of Bain Capital Private Equity, LP, the investment advisor of BCPE Seminole Holdings LP, the Company's controlling stockholder. From May 2007 to May 2016, Mr. DeVeydt served as Executive Vice President and Chief Financial Officer of Anthem, Inc., a health insurance company. From March 2005 to May 2007, he served as Anthem's Senior Vice President and Chief

Accounting Officer and for a portion of that time, he also served as Chief of Staff to the Chairman. Prior to joining Anthem, Mr. DeVeydt served as a partner at PricewaterhouseCoopers LLP, focused on companies in the national managed care and insurance industries. Since March 2016, Mr. DeVeydt has served as a director of NiSource Inc., a utilities company. Mr. DeVeydt previously served on the board of directors of Grupo Notre Dame Intermedica and as a director of Myovant Sciences Ltd, a biopharmaceutical company. Mr. DeVeydt received his B.S. in Business Administration from the University of Missouri in St. Louis. Our Board believes that Mr. DeVeydt is qualified to serve as a director based on his service as our Chief Executive Officer and his prior experience serving as an executive in the healthcare industry.

Class II Directors. The following directors have terms ending in 2023:

Patricia A. Maryland, Dr.PH. has served as a director of Surgery Partners since February 2021. Dr. Maryland served as the Executive Vice President of Ascension and President and Chief Executive Officer of Ascension Healthcare from July 2017 to July 2019. Prior to those roles, Dr. Maryland served with Ascension Healthcare as President, Healthcare Operations and Chief Executive Officer from July 2013 to July 2017 and Ministry Market Leader, Michigan from September 2007 to June 2013. Dr. Maryland has been a member of over 25 boards in the nonprofit, private, joint venture, and public sectors and has been the recipient of multiple awards, including being named one of the Top 25 COOs in Healthcare in 2017, one of the Top 25 Women in Healthcare in 2019, 2018, 2017, 2016 and 2015 by Modern Healthcare, Woman of the Year in 2014 by the Healthcare Businesswomen’s Association, and one of Modern Healthcare’s Top 25 Minority Executives in Healthcare also in 2014. Dr. Maryland received a bachelor’s degree in applied mathematics from Alabama State University, Montgomery, and a master’s degree in biostatistics from the University of California, Berkeley. She holds a Doctorate of Public Health from the University of Pittsburgh, concentrating in health services administration and planning. Our Board believes that Dr. Maryland is qualified to serve as a director based on, among other things, her experience in healthcare administration particularly with respect to her past leadership experiences.

T. Devin O'Reilly has served as a director of Surgery Partners since August 2017, including as Chairman from August 2017 to January 2020. Mr. O'Reilly joined Bain Capital Private Equity in 2005 and has served as a Managing Director since 2013. Prior to joining Bain Capital Private Equity, Mr. O'Reilly was a consultant at Bain & Company where he consulted for private equity and healthcare industries. Mr. O'Reilly has served as a director of Grupo Notre Dame Intermedica since 2014, Aveanna Healthcare since 2017, US Reneal Care since 2019 and Zelis/Redcard since 2019. He previously served as a director of Bio Products Laboratory and as a director of Brakes Bros. Mr. O'Reilly holds a B.A. from Princeton University and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. O’Reilly is qualified to serve as a director based on, among other things, his experience providing consulting services to healthcare companies.

Brent Turner has served as a director of Surgery Partners since December 2015. Mr. Turner is the Chief Executive Officer and a member of the Board of Directors of Summit BHC, a leading inpatient behavioral healthcare company. Mr. Turner previously served as the President of Acadia Healthcare Company Inc. from April 2012 until March 2019. Mr. Turner joined Acadia in February 2011 as a Co-President. Prior to joining Acadia, Mr. Turner served as the Executive Vice President, Finance and Administration of Psychiatric Solutions, Inc. from August 2005 to November 2010 and prior to that, as the Vice President, Treasurer and Investor Relations and as a Division President. Mr. Turner currently serves on the Board of Directors of LHC Group, Inc. (Nasdaq: LHCG) and previously served on the Board of Trustees of the National Association of Behavioral Healthcare (NABH), including as Chairman in 2018 and 2009. Mr. Turner holds a B.A. in Economics from Vanderbilt University and an M.B.A. from the Vanderbilt Owen Graduate School of Management. Our Board believes that Mr. Turner is qualified to serve as a director based on, among other things, his experience as an executive in the healthcare industry, his service as a board member of other publicly traded companies and his financial knowledge.

CORPORATE GOVERNANCE

Our Board currently consists of nine directors. Subject to the election of each of the Class III director nominees at the Annual Meeting, the Board will be increased to ten directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The division of the three classes and their respective election dates are as follows:
•the Class I directors' term will expire at the annual meeting of stockholders to be held in 2022;
•the Class II directors' term will expire at the annual meeting of stockholders to be held in 2023; and
•the Class III directors' term will expire at the annual meeting of stockholders to be held in 2024.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our charter provides that directors will be elected at the annual meeting of the stockholders and each director elected will hold office until his successor is elected and qualified. The size of the Board shall be determined by, and vacancies and newly created directorships on the Board shall be filled by, either the affirmative vote of holders of a majority of our then outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") or the vote of a majority of the directors then on the Board. However, on or after the date (the "Trigger Date") that the investment funds affiliated with Bain Capital Private Equity, LP ("Bain Capital Private Equity") and their successors, transferees and affiliates cease collectively to beneficially own 50% or more of the then outstanding Voting Stock, (i) the size of the Board shall be determined exclusively by a majority of the directors then in office and (ii) vacancies and newly created directorships on the Board shall be filled exclusively by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except in each case, that any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the then outstanding Voting Stock.

Additionally, the Certificate of Designations, which governs our preferred stock, provides that, on or following the Trigger Date, for so long as investment funds affiliated with Bain Capital Private Equity or their respective successors, transferees and affiliates (collectively, the ''Sponsor Entities'') continue to hold fifty percent (50%) or more of the shares of preferred stock acquired in the sale and issuance of 310,000 shares of the Company's preferred stock to Bain Capital Private Equity, at a purchase price of $1,000 per share in cash (the "Preferred Private Placement") (subject to adjustment as set forth in the Certificate of Designations), the holders of at least a majority of the then-outstanding shares of preferred stock held by the Sponsor Entities, voting as a separate class, shall be entitled to elect two (2) directors to the Board. For so long as the Sponsor Entities continue to own more than 25% but less than 50% of the of the shares of preferred stock acquired in the Preferred Private Placement (subject to adjustment as set forth in the Certificate of Designations), the holders of at least a majority of the then-outstanding shares of preferred stock held by the Sponsor Entities, voting as a separate class, shall be entitled to elect one (1) director to the Board.
Director Independence
We are a "controlled company" under the listing standards of The Nasdaq Stock Market LLC ("Nasdaq"). As a "controlled company," we may elect to not comply with certain governance requirements, including the requirements to (i) have a majority of independent directors, (ii) maintain a compensation committee composed entirely of independent directors and (iii) maintain a corporate governance and nominating committee composed of independent directors or have the responsibilities that would otherwise be undertaken by a corporate governance and nominating committee undertaken solely by the independent directors of the board of directors. We currently avail ourselves of these available exemptions.

Accordingly, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements and the ability of our independent directors to influence our business policies and affairs may be reduced. When we cease to be a "controlled company," we will be required to comply with these provisions within the transition periods specified in Nasdaq rules.

The Board has reviewed the independence of our directors based on the corporate governance standards of Nasdaq. Based on this review, the Board determined that each of Drs. DeLuca and Maryland and Messrs. Deane and Turner is independent within the meaning of the corporate governance standards of Nasdaq. In making this determination, our Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As required under applicable Nasdaq rules, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

These exemptions do not modify the independence requirements for our Audit Committee, and we comply with the applicable requirements of the Sarbanes-Oxley Act and Nasdaq rules with respect to our Audit Committee. See "Committees of the Board - Audit Committee."
Board Leadership Structure
Our bylaws provide maximum flexibility to the Board in choosing a Chairman of the Board and a Chief Executive Officer. The bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. The roles of Chief Executive Officer and Chairman of the Board are currently separate. Mr. DeVeydt, our former Chief Executive Officer, was appointed by the Board to serve as Executive Chairman of the Board in January 2020. The Board determined that Mr. DeVeydt’s experience as our Chief Executive Officer gives him a unique and relevant perspective to serve as our Executive Chairman.
Selection of New Directors
Subject to the rights of the Sponsor Entities described above, the Board is responsible for selecting its own members for election by the stockholders with direct input from the Chief Executive Officer. It is the opinion of the Board that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stakeholders. The Board believes that each director should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company's business. In addition, it believes that there are certain attributes that every director should possess, as reflected in its membership criteria. Accordingly, the Board considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company's current and future needs. Among other things, the Board has determined that it is important to have directors with the following skills and experiences: leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others; knowledge of the Company's industry, particularly physician and patient relations, which is relevant to understanding the Company's business and strategy; operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company's business strategy and operating plan; risk management experience, which is relevant to oversight of the risks facing the Company's business; financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company's capital structure, financial statements and reporting requirements; and strategic planning experience, which is relevant to the Board's review of the Company's strategies and monitoring their implementation and results.

The Board also requires that each director be able to dedicate sufficient time to ensure the diligent performance of his or her duties on the Company's behalf, including attending all Board and applicable committee meetings. In general, the Board does not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the Board shall consider the number of other boards of directors (or comparable governing bodies), particularly with respect to public companies, on which a prospective nominee is a member. Although the Board does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to membership on the Board and expects that directors devote all such time as is necessary to fulfill their accompanying responsibilities, both in terms of preparation for, and attendance and participation at, meetings.
Board Meeting Attendance
Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. During 2020, there were 20 meetings of our Board. No current director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2020. All directors who served on the Board at the time of the 2020 annual meeting of stockholders attended the meeting.
Board’s Role in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board, primarily through its Audit Committee, oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.
Oversight of COVID-19 Response Efforts
The COVID-19 pandemic has significantly affected our facilities, employees, patients, communities, business operations and financial performance, as well as the United States economy and financial markets. The full extent of the COVID-19 crisis still remains unknown and difficult to determine its full impact. Since the beginning of the COVID-19 crisis, our Board has been involved extensively in discussions with management about the risks presented to the Company by the COVID-19 virus and continues to actively oversee management's efforts to both slow the spread of COVID-19 and address the estimated negative financial impact on the Company. We are committed to protecting the health of the communities in which we operate and continue to take steps to provide quality care and protect the health and safety of patients, employees, providers and visitors.
Committees of the Board
We have an Audit Committee, a Compensation Committee and a Compliance and Ethics Committee with the composition and responsibilities described below. Each committee operates under a charter that is approved by our Board. The members of each committee are appointed by the Board and serve until their successor is elected and qualified, unless they are earlier removed or resign. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Because we avail ourselves of certain exceptions applicable to "controlled companies" under Nasdaq rules, some responsibilities that would otherwise be undertaken by a nominating committee or solely by a majority of independent directors of the board of directors will be undertaken by the full board of directors, or, at its discretion, by a special committee established under the direction of the full board of directors. The controlled company exception does not modify the independence requirements for our Audit Committee and we comply with the audit committee requirements of the Sarbanes-Oxley Act and the rules of Nasdaq.
Audit Committee
We have a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is set forth in the Audit Committee charter. The Audit Committee's primary duties and responsibilities are to:

•Appoint or replace, compensate and oversee the Company's independent auditor;

•Assist the Board with its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and audits, and the performance of the Company's internal audit function and the independent auditor; and

•Prepare the report for inclusion in the Company's annual Proxy Statement as required by the rules of the SEC.

The Audit Committee is responsible for the appointment, compensation, retention, oversight and replacement, if necessary, of the Company's independent auditor. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor. The Audit Committee reviews and discusses with management and the independent auditor the Company's annual audited and quarterly unaudited financial statements and the disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual and quarterly reports filed with the SEC, including disclosures of critical accounting policies therein. The Audit Committee also reviews and approves all related party transactions in accordance with Company policy and reviews matters related to the Company's related party transaction policy and the Company's system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management, including cybersecurity risks.

The Audit Committee currently consists of Brent Turner, Teresa DeLuca and John A. Deane. Mr. Turner is both an independent director and an "audit committee financial expert" within the meaning of Item 407 of Regulation S-K, and serves as chair of the Audit Committee. In addition, Dr. DeLuca and Mr. Deane are also independent directors within the meaning of Item 407 of Regulation S-K. The Audit Committee met seven times in 2020. A copy of the Audit Committee charter, which satisfies the applicable standards of the SEC and Nasdaq, is available on the "Investors - Highlights" page of our website at www.surgerypartners.com.
Compensation Committee
The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs. Our Board has adopted a written charter under which the Compensation Committee operates, which satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available on the "Investors - Highlights" page of our website at www.surgerypartners.com. The Compensation Committee annually reviews and assesses the adequacy of its charter.

The Compensation Committee's primary duties and responsibilities are to:

•Review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO") and the officers of the Company who report directly to the CEO and all “officers” as defined in Section 16 of the Exchange Act (collectively, the "Senior Officers"), evaluate the performance of the CEO and other Senior Officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the

Board), determine and approve, or recommend to the Board for approval, the compensation levels for the CEO and other Senior Officers based on this evaluation, with the deliberations and voting on the CEO's compensation to be conducted without the CEO present;

•Make recommendations to the Board about the compensation of non-employee directors;

•Review and administer the Company's equity-based compensation plans, management incentive compensation plans and deferred compensation plans for the Senior Officers and make recommendations to the Board about amendments to such plans and the adoption of any new compensation plans for the Senior Officers;

•Recommend to the Board any ownership guidelines for the Senior Officers, other executives and non-employee directors, and periodically assess these guidelines and recommend revisions as appropriate;

•Review and establish the Company's overall management compensation and benefits philosophy and policies;

•Review and discuss the “Compensation Discussion and Analysis” required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and produce a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the SEC proxy and disclosure rules;

•Review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes, taking into account the results of the most recent stockholder advisory vote on frequency of say-on-pay votes required by Section 14A of the Exchange Act;

•Review and approve all Senior Officer employment contracts and other compensatory, severance and change-in-control arrangements for current and former Senior Officers;

•Establish and review periodically policies and procedures with respect to perquisites;

•Review the Company's incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;

•Review and assess the adequacy of the committee's charter and submit any changes to the Board for approval on an annual basis;

•Maintain minutes of the committee's meetings and report its actions and any recommendations to the Board on a periodic basis; and

•Annually perform, or participate in, an evaluation of the performance of the committee against the requirements of this Compensation Committee charter, the results of which shall be presented to the Board.

As long as we are a controlled company, we are not required by Nasdaq rules to maintain a compensation committee comprised of independent directors. As of the date of this Proxy Statement, our Compensation Committee consisted of Brent Turner and John A. Deane, each of whom is independent under Nasdaq rules, and T. Devin O'Reilly (chair) and Andrew T. Kaplan. The Compensation Committee met four times during 2020.

Compliance and Ethics Committee

The purpose of the Compliance and Ethics Committee is to assist the Board in discharging its responsibilities relating to our compliance with laws, regulations, internal procedures and industry standards that may cause significant business, regulatory, or reputational damage to us, as well as legal and business trends and public policy issues. The Compliance and Ethics Committee, among other things, oversees the activities of, and receives regular reports from, our Chief Compliance Officer, and reports to the Board on the effectiveness of the Company’s compliance, ethics and quality programs. Our Board has adopted a written charter under which the Compliance and Ethics Committee operates. A copy of the Compliance and Ethics Committee charter is available on the "Investors - Highlights" page of our website at www.surgerypartners.com. The Compliance and Ethics Committee periodically reviews and assesses the adequacy of its charter.

As of the date of this Proxy Statement, our Compliance and Ethics Committee consisted of Teresa DeLuca, M.D., Clifford G. Adlerz and John A. Deane. The Compliance and Ethics Committee met four times during 2020.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has at any time during the past year been an officer or employee of ours or any of our subsidiaries. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. Our CEO has participated in discussions related to compensation of certain of our executive officers, but has not participated in any discussions regarding his own compensation. We have also retained a compensation consultant since our initial public offering to review the compensation of executive officers at peer group companies and assist in benchmarking appropriate compensation of our executive officers on a forward-looking basis.

Employee, Officer and Director Hedging

The Company’s Insider Trading Policy expressly prohibits our employees, officers or directors from engaging in transactions that involve the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, all of our employees, officers and directors are subject to the Company's Code of Conduct, which includes conflicts of interest provisions broadly prohibiting actions or activities that involve obtaining improper personal gain or advantage, or adversely affecting the interests of the Company.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve a non-binding, advisory resolution on the compensation of Surgery Partners' executive officers who are named in the Summary Compensation Table appearing in this Proxy Statement (our "named executive officers" or "NEOs"). The compensation of our named executive officers is described in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this Proxy Statement.

The compensation program for our named executive officers is designed to attract and retain highly qualified individuals and to motivate and reward them for performance that benefits Surgery Partners and its stockholders. The Compensation Committee and the Board of Directors believe that the policies and procedures detailed in "Compensation Discussion and Analysis" achieve these goals.

This advisory resolution, commonly referred to as a "Say-On-Pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the views of Surgery Partners' stockholders and will review and consider the voting results when (i) evaluating the effectiveness of Surgery Partners' compensation policies and practices and (ii) making future compensation decisions for our named executive officers.

We are requesting your vote on the following resolution:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2021 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the "Compensation Discussion and Analysis" and "Executive Compensation" sections and the other related tables and disclosure."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

Name	Age	Position
Wayne S. DeVeydt	51	Executive Chairman and Class I Director
J. Eric Evans	44	Chief Executive Officer and Class III Director
Thomas F. Cowhey	48	Executive Vice President and Chief Financial Officer
Jennifer B. Baldock	50	Executive Vice President, Chief Administrative and Development Officer
George M. Goodwin	60	President, ASC Group
Anthony W. Taparo	55	Chief Growth Officer
Bradley R. Owens	51	President, National Group
Laura L. Brocklehurst	51	Senior Vice President and Chief Human Resources Officer
Wayne S. DeVeydt has served as Executive Chairman of Surgery Partners since January 2020 and director of Surgery Partners since January 2018. Mr. DeVeydt’s biography is included elsewhere in this Proxy Statement under the heading "Proposal No. 1: Election of Directors - Directors Continuing in Office."

J. Eric Evans has served as Chief Executive Officer and director of Surgery Partners since January 2020. Mr. Evans’ biography is included elsewhere in this Proxy Statement under the heading "Proposal No. 1: Election of Directors - Class III Director Nominees for Election."

Thomas F. Cowhey has served as our Chief Financial Officer since April 2018. Previously, Mr. Cowhey held various financial management roles at Aetna, Inc., including financial oversight for various business operations, corporate development, investor relations and treasury. From 2016 to 2018, he served as the Chief Financial Officer of Aetna's Institution Business portfolio, including Aetna's health plan businesses. During 2016, he served as Chief Financial Officer of Aetna's Consumer Health & Services portfolio, and from 2010 to 2016, Mr. Cowhey served as Vice President of Investor Relations and Business Development. Prior to his time at Aetna, Mr. Cowhey held a variety of investment banking roles. Mr. Cowhey received his B.S. degree in economics from Wesleyan University and an M.B.A. degree from Duke University.

Jennifer B. Baldock has served as our Executive Vice President and Chief Administrative and Development Officer since February 2020. Previously, Ms. Baldock served as our Executive Vice President and Chief Legal Officer from May 2018 to February 2020, Senior Vice President, Secretary and General Counsel of Surgery Center Holdings, Inc. since our acquisition of Symbion Holdings Corporation in November 2014 and as Vice President, Secretary and General Counsel of Surgery Partners, Inc. since April 2015. In addition, Ms. Baldock previously served as General Counsel and Chief Compliance Officer of Symbion Holdings Corporation and Symbion, Inc. Prior to joining Symbion in 2010, she served as Assistant General Counsel for both Ambulatory Services of America and Renal Care Group. Prior to that, Ms. Baldock practiced law with Waller Lansden Dortch and Davis in Nashville, Tennessee, concentrating in corporate law with an emphasis on healthcare mergers and acquisitions. She is also a Certified Public Accountant (inactive). Ms. Baldock holds a B.A. in Economics and Accounting from Lipscomb University and a J.D. from the University of Alabama.

George M. Goodwin has served as our President, ASC Group since February 2020. Previously, Mr. Goodwin served as our American Group President from our acquisition of Symbion in November 2014 to February 2020. Mr. Goodwin previously served as President of Symbion's American Group since 2013 and also served as Vice President of Mergers and Acquisitions and Senior Vice President and Chief Development Officer. Prior to joining Symbion, Mr. Goodwin served as President and Chief Executive Officer of American Pathology Resources. Mr. Goodwin holds a B.S. in accounting from the University of Alabama.

Anthony W. Taparo has served as our Chief Growth Officer since August 2019. Previously, Mr. Taparo served as our Atlantic Group President from our acquisition of Symbion in November 2014 to August 2019. Mr. Taparo previously served as President of Symbion's Atlantic Group since 2006 and as Regional Vice President for Symbion from 1999 to 2006. Prior to joining Symbion, Mr. Taparo served as Chief Operating Officer of Columbia Physician Services. Mr. Taparo holds a B.A in accounting from Indiana State University.

Bradley R. Owens has served as our National Group President since December 2019. Previously, Mr. Owens served as the Senior Vice President Operations - CFO for Arete Health from April 2019 to December 2019. He previously held several positions at LifePoint Hospitals, including Western Group Chief Operating Officer (COO), Vice President Clinical and Business Informatics, COO of the Continental Division, Operations CFO and American Division Chief Financial Officer (CFO). Prior to his time at LifePoint Hospitals, he worked at HCA Healthcare as CFO for three east coast hospitals.

Laura L. Brocklehurst has served as Senior Vice President and Chief Human Resources Officer since July 2019. Previously, Ms. Brocklehurst served as our Vice President, HR Business Partner from August 2018 to July 2019. She previously held several positions at SC Johnson, including Sr. Director Human Resources Business Partner - Latin America and Sr. Director and Human Resources

Business Partner - Global Product Supply from January 2013 to May 2018. She has also been a human resources executive for 20 years for large corporations, including Newell Rubbermaid and Healthways.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") is designed to provide an overview of our compensation philosophy and objectives, our compensation programs, and our decision making processes as they relate to our named executive officers for the year ended December 31, 2020.

This discussion is intended to, among other things, help our stockholders understand the information provided in the compensation tables included in this Proxy Statement, and to put that information in the context of our overall compensation program for our NEOs.

Pursuant to SEC rules, our NEOs for 2020 were:

Named Executive Officer	Title
Wayne S. DeVeydt(1)	Executive Chairman
J. Eric Evans(1)	Chief Executive Officer
Thomas F. Cowhey	Executive Vice President and Chief Financial Officer
Jennifer B. Baldock	Executive Vice President, Chief Administrative and Development Officer
George M. Goodwin	President, ASC Group
Anthony W. Taparo	Chief Growth Officer
_______
(1)Until his appointment as Executive Chairman on January 13, 2020, Mr. DeVeydt served as Chief Executive Officer of the Company. Mr. Evans, who previously served as Executive Vice President and Chief Operating Officer, was appointed to replace Mr. DeVeydt as the Chief Executive Officer of the Company effective January 13, 2020.
Overview of 2020 Company Performance
The following summary of the Company's performance is intended to provide additional context for the Compensation Committee's evaluation of the Company's performance against its 2020 goals for compensation-related purposes. We ended 2020 and entered 2021 with strong momentum and continued confidence in the Company's growth potential.

Despite significant disruptions and challenges to our business in 2020 as a result of the COVID-19 pandemic, our NEOs were instrumental in helping us drive Company performance results in 2020, and in assessing our competitive position and shaping a plan that will best position us for continued growth in 2021 and beyond.

We present below key business highlights to assist our stockholders in understanding the compensation decisions made with respect to our NEOs that relate to 2020 performance. Key performance highlights from 2020 include:

•Revenues increased 1.6% over 2019 to $1.9 billion.

•Days adjusted same-facility revenues decreased 1.5% from 2019.

•Net loss attributable to common stockholders of $155.6 million, resulting in a net loss per share of $3.19.

•Adjusted EBITDA decreased 0.8% from 2019 to $256.6 million.

After taking into account the Company's overall performance for 2020, the executives’ contributions to the Company, the impact of the unprecedented COVID-19 crisis and the executives’ quick and decisive actions taken to stabilize the Company’s business and re-establish a growth trajectory during the second half of 2020, the Compensation Committee determined that the performance was sufficient to entitle the NEOs to payouts under the Company’s annual cash incentive plan (the "Cash Incentive Plan") and to vest performance stock units ("PSUs") granted to the NEOs during 2020, as discussed in more detail below.

Overview of Our Executive Compensation Objectives and Pay for Performance Philosophy

Our executive compensation program reflects the Company's commitment to pay for performance and to align the interests of the Company's management with those of our stockholders. In addition, our executive compensation program is designed to encourage our executives to take actions that support the Company's short-term financial goals but that also ensure the Company's ability to sustain strong stockholder value creation over the long term, irrespective of annual performance variability.

Our long-term success is based on achieving key strategic, financial and operational goals each year. To drive achievement of and align focus with these goals, our executive compensation program is designed to:

•Attract, retain and motivate talented executives with significant industry knowledge and the experience and leadership capability necessary for our corporate success.

•Align the interests of our NEOs with those of our stockholders by delivering a substantial portion of each officer's compensation through incentives that drive long-term enterprise value.

•Provide a strong link between pay and performance by weighting total direct compensation toward performance-based incentive compensation that promotes achievement of short-term performance with annual cash incentive awards and supports long-term business objectives with performance-based equity grants.

Compensation Policies and Practices

We maintain the following compensation policies and practices that reflect our pay-for-performance philosophy and support long-term stockholder value:

•Well-Balanced Compensation Program. The structure of our executive compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based and at-risk compensation.

•Capped Annual Incentive Award Opportunities. The value of our NEOs' incentive awards is determined by performance based on performance metrics that promote long-term stockholder value. Additionally, for 2020, although there is not a specific performance metric tied to clinical quality, the Compensation Committee used its discretionary authority to emphasize clinical quality in determining the level of award payout achieved by our NEOs.

•Performance-Based Long-Term Incentives. To align pay with performance, 50% of our long-term incentive awards for NEOs granted in 2020 were subject to vesting based on key financial performance objectives.

•Multi-Year Vesting Periods. To enhance retention and alignment with stockholders' interests, our long-term incentive awards are comprised of time-based and performance-based equity awards that vest over multiple years.

•Independent Decision Makers. Members of our Compensation Committee are independent and the committee works closely with an independent compensation consultant to monitor trends and best practices.

•Competitive Compensation Practices. The competitiveness of our executive compensation program is determined by comparison to a group of peer companies that are comparable based on industry, revenue, market capitalization and other factors.

•Double-Trigger Change in Control Benefits. Options and restricted stock grants are subject to "double-trigger" vesting in connection with a change in control (i.e., awards that require a qualifying termination of employment following the change in control in order to become fully vested).

•Limited Perquisites. We provide our NEOs with limited perquisites that are narrowly tailored to enhance our retention of talent over the long term.

Compensation Framework and Process

Role of the Compensation Committee in Compensation Decisions

Our Compensation Committee oversees our total compensation philosophy, compensation programs, equity incentive programs and benefit plans, and is responsible for reviewing and approving, or recommending that the Board approve, as applicable, all components of our executive compensation program. Our Compensation Committee reviews and recommends the compensation of our Chief Executive Officer. After considering the assessment and recommendation of the Chief Executive Officer, our Compensation Committee determines and approves compensation decisions relating to our other NEOs.

Role of the Independent Compensation Consultant

For 2020, our Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook"), an independent compensation consulting firm, to provide advice on executive compensation matters, including the types, levels and the competitiveness of our programs. FW Cook reports directly to our Compensation Committee and interacts with management at the Compensation Committee's direction. Our Compensation Committee and its chairperson have regular opportunities to meet with FW Cook in executive sessions without management present. The Compensation Committee considered the independence of FW Cook in light of current SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

Role of our Chief Executive Officer

Our Chief Executive Officer annually reviews the performance of the other NEOs, after which the Chief Executive Officer presents his conclusions and recommendations to the Compensation Committee for approval. Our Compensation Committee has absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate. The Chief Executive Officer may also work with the Compensation Committee to gather and compile data needed for benchmarking purposes or for other analysis conducted by the Compensation Committee's independent consultants and advisors.

Benchmarking

Our Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data. The Compensation Committee reviews compensation information disclosed by a peer group of comparably sized companies with which we compete for business and executive talent and information derived from published survey data that compares the elements of each executive officer's target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information for the Compensation Committee and size-adjusts the published survey data to reflect our size in relation to the survey participants to more accurately reflect the scope of responsibility for each NEO.

The Compensation Committee, in consultation with FW Cook, annually reviews and selects the peer companies, which generally consist of publicly-traded healthcare companies. The peer group companies selected for purposes of analyzing and determining the 2020 compensation of our executive officers, including our NEOs, were selected primarily based upon the following criteria: (i) similar business operations/industry/competitors for investor capital, (ii) comparable sales, market capitalization and profitability levels, and (iii) competitors for executive talent.

The Compensation Committee worked with FW Cook to evaluate our peer group and selected the following companies primarily based on similar healthcare companies with revenues between approximately 1/3 and 3 times our pro-forma sales estimate of $2 billion. For 2020, our peer group consisted of the following 10 companies:

Acadia Healthcare Company, Inc.	Hanger	Mednax, Inc.
Amedisys, Inc.	Chemed Corporation	Quorum Health Corporation
Encompass Health (formerly HealthSouth Corporation)	LHC Group, Inc.	The Ensign Group, Inc.
Genesis Healthcare

Elements of Named Executive Officer Compensation
The following is a discussion of the primary elements of compensation for each of our NEOs for 2020, which consisted of the following:

Element	Description	Primary Objectives
Base Salary	● Fixed cash payments paid over the fiscal year	● Attract and retain key talent ● Provide competitive compensation ● Recognize experience and performance
Short-Term Incentives	● Performance-based annual cash and equity incentives	● Promote and reward achievement of the Company's annual financial and strategic objectives
Long-Term Incentives	● Restricted stock ● Performance restricted stock units ● Non-qualified stock options	● Retain and motivate senior management over a multi-year vesting period ● Tie value earned to achievement of the Company's long-term goals
Retirement and Welfare Benefits	● 401(k) Plan ● Supplemental executive retirement plan ● Medical, dental, vision, life insurance and disability insurance	● Provide tax-efficient retirement savings ● Provide tax-efficient opportunity to supplement retirement savings ● Provide competitive health and welfare benefits
Perquisites	● Commuting expense reimbursements and cell phone allowance	● Provide competitive ancillary benefits
Severance Benefits	● Cash and non-cash payments and benefits upon an involuntary termination of employment	● Provide protection in the event of an involuntary termination of employment
The Compensation Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or "at risk" compensation, such as short-term cash and equity incentives. However, our Compensation Committee places a significant portion of total direct compensation for the NEOs at risk. At risk compensation under the Cash Incentive Plan incentivizes our NEOs to reach or exceed desired financial operating goals. Moreover, at risk equity compensation under the Company’s Omnibus Incentive Plan incentivizes our NEOs because the full benefit of equity-based compensation cannot be realized unless our NEOs are able to grow the value of our stock over multiple years.

Base Salary

It is a part of the Company's compensation philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable companies based on each employee's experience, performance and any other unique factors or qualifications. Generally, the Company has chosen to position cash compensation in a range around market median levels in order to remain competitive in attracting and retaining executive talent. FW Cook provides the Compensation Committee with benchmarking data, and our NEOs are provided with a base salary within the market benchmarked range based on their unique situation. Actual base salaries paid vary within a range based on performance over time. Our Compensation Committee reviews the base salaries of our NEOs on an annual basis, and takes into consideration the following factors when determining whether such amounts should be adjusted:

•the executive's performance;

•the performance of the Company;

•the impact of the executive's performance on the individual businesses or corporate functions for which the executive is responsible;

•the nature and importance of the executive's position and role within the Company;

•the scope of the executive's responsibility;

•the market data provided by the independent compensation consultant; and

•the current compensation package in place for the executive, including the executive's current annual salary and potential bonus awards under the Company's bonus plan.

The annual base salaries for applicable NEOs for 2019 and 2020 were as follows:

Named Executive Officer	2019 Base Salary	2020 Base Salary (1)
Wayne S. DeVeydt	$1,250,000	$250,000
J. Eric Evans	600,000	1,050,000
Thomas F. Cowhey	450,000	500,000
Jennifer B. Baldock	400,000	420,000
George M. Goodwin	400,000	440,000
Anthony W. Taparo	400,000	410,000
_______
(1)On March 17, 2020, the Compensation Committee temporarily reduced the base salaries of the NEOs in response to the challenges facing the Company as a result of the COVID-19 pandemic to the following: Mr. DeVeydt - $125,000, Mr. Evans - $525,000, Mr. Cowhey - $400,000, Ms. Baldock - $336,000, Mr. Goodwin - $352,000 and Mr. Taparo - $328,000. Subsequently, on June 28, 2020, the Compensation Committee restored the base salaries for the NEOs to their original base salary amounts.

In February 2021, the Compensation Committee determined that 2021 base salaries for the NEOs would remain the same as 2020 base salaries except that Mr. Cowhey’s base salary was increased to $525,000. The Compensation Committee believes that the base salary for the NEOs is competitive and reasonable compared to the peer group and survey benchmark data.

Short-Term Incentive Awards

The Company maintains the Cash Incentive Plan under which our Compensation Committee determines annual cash incentives for the Company's key employees, including our NEOs, based on achievement of pre-established annual financial goals. We provide an annual award opportunity under the Cash Incentive Plan in order to tie a significant part of the overall compensation of each of our executive officers to short-term corporate goals and objectives. Payments under the Cash Incentive Plan can be paid in cash or in common stock that is issued through the Omnibus Incentive Plan.

2020 Awards

The target bonus opportunity for each of our NEOs is based on a percentage of base salary and is established based on each NEO's respective level of management responsibility. For 2020, the target bonus opportunity as a percentage of base salary for each of our eligible NEOs, except for Mr. Evans, was as follows: Mr. DeVeydt - 100%, Mr. Cowhey - 75%, Ms. Baldock - 60%, Mr. Goodwin - 60% and Mr. Taparo - 60%. For 2020, the target bonus opportunity for Mr. Evans was $750,000.

For 2020, the Compensation Committee determined that the financial metric to be measured for purposes of determining the annual cash awards payable to our NEOs would be Adjusted EBITDA. Other metrics applicable to certain NEOs are described below. In March 2020, the Compensation Committee established 2020 Adjusted EBITDA levels. Performance levels were set relative to the prior fiscal year's actual results and current fiscal year projections. The threshold performance level is the minimum performance level required for a payout under the Cash Incentive Plan, and the maximum performance level is the maximum payout. Performance targets are set with the intent that achievement will enhance stockholder value.

2020 Cash Incentive Plan Performance Goals	Threshold	Target	Above Target	Maximum
Adjusted EBITDA (in millions)	$271.0	$285.0	$290.0	$303.0
Payout	25%	100%	110%	200%
If the Company's Adjusted EBITDA for 2020 is equal to or greater than $271.0 million, but less than $285.0 million, then the percentage of the target award that may be earned will be determined using a straight line interpolation between 25% and 100%. If the Company’s Adjusted EBITDA is equal to or greater than $285.0 million, but less than $290.0 million, the percentage of the target award that can be earned will be determined using a straight line interpolation (between 100% and 110%). If the Company’s Adjusted EBITDA is equal to or greater than $290.0 million, but less than $303.0 million, the percentage of the target award that shall become earned will be determined using a straight line interpolation (between 110% and 200%).

Given the COVID-19 global pandemic, the Compensation Committee determined during 2020 to adjust the bonus levels described above to focus on the Company’s performance during the second half of 2020 and relative achievement against budget. The following adjusted performance levels were set:

Revised 2020 Cash Incentive Plan Performance Goals	Threshold	Target	Maximum
Adjusted EBITDA (in millions)	$229.6	$252.6	$266.6
Payout	25%	100%	200%
With respect to Ms. Baldock’s target bonus opportunity for 2020, 50% is earned based on the Company’s Adjusted EBITDA performance goals and, as a result of her role as the Chief Administrative and Development Officer, 50% is earned based on the achievement of certain goals associated with the Company’s acquisition and divesture activity. With respect to the target bonus opportunity of Mr. Goodwin for 2020, 50% is earned based on the Company’s Adjusted EBITDA performance goals and 50% is earned based on the achievement of performance goals specific to the ASC Group over which Mr. Goodwin is President. With respect to Mr. Taparo’s target bonus opportunity for 2020, 50% is earned based on the Company’s Adjusted EBITDA performance goals and 50% is earned based on the achievement of certain goals associated with Company’s physician recruitment efforts. Notwithstanding the foregoing, if the Company's Adjusted EBITDA is less than the threshold, no cash incentive award may be earned by the NEOs.

For 2020, the Company's Adjusted EBITDA was $256.6 million. After evaluating the Company's 2020 performance, including the impact of the COVID-19 pandemic and the Company’s response handled by the NEO’s, the Compensation Committee determined that, for the first half of 2020, while the initial financial objectives of the Company were not achieved, primarily due to the COVID-19 pandemic, management effectively navigated the Company through the crisis and implemented decisive cost management and liquidity management measures to ensure sufficiency of capital and appropriate deployment of capital, maintained strong quality and service performance as well as high clinical quality and positioned the Company to resume its targeted long-term growth in 2021 and beyond. For the second half of 2020, Adjusted EBITDA exceeded target levels established after the onset of the pandemic.

Given the performance of leadership during the first half of 2020 in light of substantive uncontrollable factors that impacted business performance due to the ongoing COVID-19 crisis and governmental rulemaking that impacted operations, as well as management actions to address this unprecedented disruption and achieve performance against management’s original projected second half 2020 performance, both with and without the impact of government stimulus funds under the CARES Act, the Compensation Committee determined that incentive payments equal to 100% of the targeted amounts for 2020 were justified and appropriate. As a result, the NEOs earned the following incentive payments:

Named Executive Officer	2020 Cash Incentive Award Earned (1)
Wayne S. DeVeydt	$250,000
J. Eric Evans	750,000
Thomas F. Cowhey	375,000
Jennifer B. Baldock	252,000
George M. Goodwin	264,000
Anthony W. Taparo	246,000
_______
(1)In lieu of making the full cash incentive payment earned by each NEO, the Compensation Committee determined that 50% of the payment to each NEO would be settled with the Company's common stock issued through the Omnibus Incentive Plan. The number of shares issued was based on the price of our common stock on the Nasdaq Stock Market as of the close of business on March 25, 2021.
2021 Awards
In February 2021, the Compensation Committee granted incentive awards for 2021 to our eligible NEOs under the Cash Incentive Plan. The Compensation Committee determined that payment would be based on the Company's performance with respect to Adjusted EBITDA for 2021 as well as other metrics applicable to certain NEOs described below.

The target amount that may be earned by each NEO for 2021 under the Cash Incentive Plan is set forth below:

Named Executive Officer	2021 Short-Term Incentive Award Target
Wayne S. DeVeydt	$250,000
J. Eric Evans	750,000
Thomas F. Cowhey	393,750
Jennifer B. Baldock	252,000
George M. Goodwin	264,000
Anthony W. Taparo	246,000
If the Company's Adjusted EBITDA for the year ending December 31, 2021 is equal to or greater than the threshold, but less than the target range, then the percentage of the target award that may be earned will be determined using a straight line interpolation between 25% and 100% of the target award. Additionally, up to 200% of the target award can be earned depending on the extent to which the Company's Adjusted EBITDA exceeds the target. If the Company's Adjusted EBITDA is less than the threshold, no cash incentive award may be earned.

With respect to Ms. Baldock’s target bonus opportunity for 2021, consistent with 2020, 50% is earned based on the Company’s Adjusted EBITDA performance goals and 50% is earned based on the achievement of certain goals associated with the Company’s acquisition and divesture activity. With respect to the target bonus opportunity of Mr. Goodwin for 2021, consistent with 2020, 50% is earned based on the Company’s Adjusted EBITDA performance goals and 50% is earned based on the achievement of performance goals specific to the ASC Group over which Mr. Goodwin is President. With respect to Mr. Taparo’s target bonus opportunity for 2021, consistent with 2020, 50% is earned based on the Company’s Adjusted EBITDA performance goals and 50% is earned based on the achievement of certain goals associated with Company’s physician recruitment efforts. Notwithstanding the foregoing, if the Company's Adjusted EBITDA is less than the threshold, no cash incentive award may be earned by the NEOs.
Long-Term Incentive Awards
Our long-term equity incentive program is designed to reward our NEOs for Company performance, drive sustainable, long-term growth for our Company and our stockholders, and reinforce retention.
2020 Awards
Each of our eligible NEOs received equity grants in 2020 under the Omnibus Incentive Plan. Except as otherwise described herein, the long-term incentive award opportunity for each of our eligible NEOs for 2020 is shown in the table below:

Named Executive Officer	Time-based restricted stock		PSUs (at Target)
	$ value	# shares of Company stock	$ value	# units of Company stock
Wayne S. DeVeydt	—	—	—	—
J. Eric Evans	625,000	97,809	625,000	97,809
Thomas F. Cowhey	250,000	39,123	250,000	39,123
Jennifer B. Baldock	225,000	35,211	225,000	35,211
George M. Goodwin	220,000	34,428	220,000	34,428
Anthony W. Taparo	205,000	32,081	205,000	32,081

Except as otherwise noted above, for our annual grants in 2020, the Compensation Committee generally determined that 50% of the grant date value to be delivered under the Company's long-term equity incentive program would consist of time-based restricted stock and the remaining 50% would consist of PSUs.

The time-based restricted stock awards vest in increments of one-third on each of the first, second and third anniversaries of the date of grant, generally subject to the executive's continued employment. The Compensation Committee believes that grants of time-based restricted stock foster employee share ownership, align the interests of our NEOs with those of our stockholders, and enhance retention by requiring continued employment over a period of years.

The PSUs provide our NEOs with the opportunity to earn a specified number of shares of common stock based on achievement of certain Company performance objectives over a one-year period. The number of shares earned during that period are then subject to an additional two-year employment period in which they become vested in increments of 50% each year. This creates a three-year incentive and alignment period.

For 2020, the Compensation Committee set the target performance level for the PSUs as Adjusted EBITDA of $285.0 million. If Adjusted EBITDA of $271.0 million was achieved, 25% of the PSUs subject to the award would be earned subject to the additional time-vesting criteria. If the Company's Adjusted EBITDA for 2020 is equal to or greater than $271.0, but less than $285.0 million, then the percentage of the PSUs subject to the award that may be earned will be determined using a straight line interpolation between 25% and 100%. If the Company’s Adjusted EBITDA is equal to or greater than $285.0 million, but less than $290.0 million, the percentage of the PSUs subject to the award that can be earned will be determined using a straight line interpolation (between 100% and 110%). If the Company’s Adjusted EBITDA is equal to or greater than $290.0 million, but less than $303.0 million, the percentage of the PSUs subject to the award that shall become earned will be determined using a straight line interpolation (between 110% and 200%). While final Adjusted EBITDA for 2020 was below the performance threshold, in light of management’s efforts in leading the business through the unprecedented COVID-19 crisis, as well as the quick and decisive actions that management initiated to stabilize the business and re-establish a growth trajectory in the second half of 2020 and in order to retain and continue to motivate the Company’s key employees, the Compensation Committee deemed 100% of the PSUs granted to the NEOs during 2020 as earned and eligible to vest in accordance with their terms.

In addition to the PSUs granted above, Messrs. Evans and Cowhey received an additional award of PSUs with a grant date fair value of $625,000 and $250,000, respectively, that would have been earned if the Company achieved or exceeded Adjusted EBITDA of $295.0 million, subject to certain other adjustments as determined by the Compensation Committee. These awards were not deemed earned by the Compensation Committee as the Adjusted EBITDA target was not met.

2021 Annual Awards

In February 2021, the Compensation Committee continued the practice of utilizing long-term equity-based incentive awards consisting of (i) 50% three-year time vesting restricted stock awards and (ii) 50% PSUs subject to Company performance and additional two-year time-vesting criteria. The long-term incentive award opportunity for each of our eligible NEOs for 2021 is shown in the table below:

Named Executive Officer	Time-based restricted stock		PSUs (at Target)
	$ value	# shares of Company stock	$ value	# units of Company stock
Wayne S. DeVeydt	—	—	—	—
J. Eric Evans	625,000	14,866	625,000	14,866
Thomas F. Cowhey	262,500	6,244	262,500	6,244
Jennifer B. Baldock	225,000	5,352	225,000	5,352
George M. Goodwin	220,000	5,233	220,000	5,233
Anthony W. Taparo	205,000	4,876	205,000	4,876
As with the 2020 awards, the time-based restricted stock awards vest in one-third increments on each anniversary of the date of grant, generally subject to the executive's continued employment. With respect to the 2021 PSUs, performance is determined with respect to Adjusted EBITDA for 2021. If the Company's Adjusted EBITDA for 2021 is equal to or greater than the threshold, then the percentage of the target award that may be paid out to the NEOs is determined using a straight line interpolation between 25% and 100%, and up to 200%, subject to varying levels of performance in excess of the threshold. No shares are earned for performance below threshold. As in 2020, the shares that are earned based on 2021 performance will be subject to a two-year employment period in which they become vested in increments of 50% on each anniversary of the date the award was earned.

2021 Special Awards

In February 2021, the Compensation Committee also determined to grant additional special long-term equity-based incentive awards to certain NEOs based on their key roles in Adjusted EBITDA generation and growth of the Company. The special long-term incentive award opportunity for these NEOs is shown in the table below:

Named Executive Officer	Time-based restricted stock		PSUs (at Target)
	$ value	# shares of Company stock	$ value	# units of Company stock
Wayne S. DeVeydt	250,000	5,946	—	—
J. Eric Evans	625,000	14,866	625,000	14,866
Thomas F. Cowhey	250,000	5,946	262,500	6,244
Jennifer B. Baldock	150,000	3,568	—	—
The special time-based restricted stock awards vest 50% on the first anniversary and 50% on the second anniversary of the date of grant, generally subject to the executive's continued employment. For the special PSUs, performance is determined with respect to an Adjusted EBITDA target for 2021 that is higher than the Adjusted EBITDA target for the annual 2021 PSU awards. No shares are earned for performance below target. As with the annual 2021 PSU award, the shares that are earned based on 2021 performance will be subject to a two-year employment period in which they become vested in increments of 50% on each anniversary of the date the award was earned.
For purposes of the calculation of 2021 Adjusted EBITDA, the Compensation Committee, in its reasonable discretion, intends to make adjustments that are appropriate to account for extraordinary corporate events. The accretive earnings resulting from any acquisitions completed during 2021 will result in an adjustment that increases the performance goal, as calculated by the Committee in its discretion. Additionally, the Compensation Committee may consider such other adjustments to the calculation of Adjusted EBITDA as it reasonably determines are appropriate in accordance with the discretion provided to the Compensation Committee under the Omnibus Incentive Plan.
Retirement and Welfare Benefits and Perquisites
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental, vision, life and disability insurance. Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our NEOs.

In addition, the Company maintains a 401(k) plan in which eligible employees are permitted to participate. The Company’s 401(k) plan is a tax-qualified defined contribution retirement plan under which eligible employees may defer their eligible compensation, subject to the limits imposed by the Internal Revenue Code, and under which the Company may make discretionary matching contributions.

We also maintain the Symbion, Inc. Supplemental Executive Retirement Plan (the "SERP"), a nonqualified deferred compensation plan, for certain former management of Symbion, Inc., including Ms. Baldock, Mr. Goodwin and Mr. Taparo. Under the SERP, participants may elect to defer up to 25% of annual base salary and up to 50% of bonus each year. Eligible employees who elect to defer are also entitled to an annual Company contribution under the SERP equal to 2% of base salary.
Severance Arrangements
The Company provides severance protection to each of our NEOs pursuant to employment agreements in the event that his or her employment is terminated by the Company without cause or he or she resigns for good reason. For a description of the severance protections provided to our NEOs please see "Executive Compensation - Potential Payments upon Termination or Change in Control" below.

Use of Non-GAAP Financial Metrics in our Executive Compensation Program

We believe that presenting certain non-GAAP measures can be helpful to investors who may wish to use some or all of this information to analyze the Company’s performance, prospects, and valuation. The items excluded from these non-GAAP metrics are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. We believe that the non-GAAP measures discussed below are appropriate for evaluating the performance of the Company for compensation-related purposes.

Adjusted EBITDA

For compensation purposes, "Adjusted EBITDA" is calculated as income before income taxes, adjusted for net income attributable to noncontrolling interests; interest expense, net; depreciation and amortization; equity-based compensation expense; contingent acquisition compensation expense; transaction, integration and acquisition costs; loss (gain) on litigation settlements and other litigation costs; (gain) loss on disposals and deconsolidations, net; reserve adjustments; impairment charges; tax receivable agreement expense (benefit); and loss on debt extinguishment. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by our management to assess operating performance, make business decisions and allocate resources.

A reconciliation of Adjusted EBITDA to income before income taxes, the most directly comparable GAAP financial measure can be found in "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Risk Management and Compensation

Our Compensation Committee believes that the Company’s compensation policies and practices are an integral part of the Board’s risk management. Our Compensation Committee considers various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including but not limited to the following:

•Appropriate pay philosophy, peer group and other market comparability data and market positioning to align with and support business objectives;

•Effective balance in:

◦Cash and equity pay mix, including the use of restricted stock, PSUs and stock options, used to focus employees on mitigating downside risk while generating long-term gains;

◦Short- and longer-term performance focus;

◦Management and Board discretion to manage pay as it deems appropriate in light of Company and industry developments; and

•Compensation Committee oversight of our compensation policies and practices to determine whether they encourage excessive risk-taking and evaluate compensation policies and practices that could mitigate any such risk.

Our Compensation Committee believes that the Company's executive compensation program does not encourage inappropriate risk-taking and the level of risk associated with the Company's compensation programs is not reasonably likely to have a material adverse effect on the Company.

Say-on-Pay Feedback from Stockholders

Each year, the Compensation Committee considers the results of the prior year's advisory vote as it reviews and determines the compensation packages of our NEOs. In 2020, we received strong support for our executive compensation program, as approximately 96% of total votes cast on the advisory vote on executive compensation voted to approve the proposal.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company's management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                            Submitted by the Compensation Committee:
                            T. Devin O'Reilly, Chairman
                            Brent Turner
                            Andrew T. Kaplan
                            John A. Deane

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes information regarding the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(4)(5)	Option Awards(6)	Non-Equity Incentive Plan Compensation (7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (8)	Total
Wayne S. DeVeydt Executive Chairman (1)	2020	$304,397	$—	$125,000	$—	$125,000	$—	$5,131	$559,528
	2019	1,332,339	—	1,993,750	301,366	—	—	3,785	3,631,240
	2018	1,240,385	—	3,314,513	6,418,500	437,500	—	900	11,411,798
J. Eric Evans Chief Executive Officer (1)	2020	915,963	—	2,250,000	—	375,000	—	900	3,541,863
	2019	435,157	300,000(3)	1,382,500	2,526,598	—	—	675	4,644,930
Thomas F. Cowhey Executive Vice President and Chief Financial Officer	2020	481,581	—	937,500	—	187,500	—	3,323	1,609,904
	2019	469,030	—	500,000	1,632,464	286,875	—	900	2,889,269
	2018	339,231	—	1,572,517	—	200,000	—	103,116	2,214,864
Jennifer B. Baldock Executive Vice President, Chief Administrative and Development Officer	2020	411,097	—	576,000	—	126,000	18,963	14,600	1,146,659
	2019	440,481	—	450,000	766,372	170,000	27,991	14,500	1,869,343
	2018	400,000	—	564,197	—	160,000	(8,594)	12,842	1,128,445
George M. Goodwin President, ASC Group	2020	427,268	—	572,000	—	132,000	83,822	14,437	1,229,527
	2019	442,563	—	350,000	594,047	170,000	116,685	14,500	1,687,795
	2018	389,646	—	350,000	—	160,000	(37,674)	12,937	874,909
Anthony W. Taparo Chief Growth Officer (2)	2020	404,230	—	533,000	—	123,000	76,749	13,577	1,150,556
_______
(1)Effective January 13, 2020, Mr. DeVeydt was appointed Executive Chairman of the Company and Mr. Evans was appointed to replace Mr. DeVeydt as Chief Executive Officer of the Company. Mr. Evans previously served as our Executive Vice President and Chief Operating Officer since April 1, 2019.
(2)Mr. Taparo was not a named executive officer in 2018 or 2019. Therefore, in accordance with SEC rules, his compensation is only disclosed for the year ended December 31, 2020.
(3)Reflects a cash payment made in connection with the commencement of Mr. Evans' employment with the Company on April 1, 2019.
(4)Reflects the dollar amounts of the aggregate grant date fair value of stock, PSUs and Leveraged Performance Units ("LPUs") granted to our NEOs, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the time-based restricted stock awards was calculated using the closing price of our common stock on the grant date. The aggregate grant date fair value of the PSUs and LPUs was determined based on the probable outcome of the applicable performance conditions associated with such award. The PSU awards were valued based on a grant date fair value of $6.39 per share (for awards granted in 2020), $13.42 per share (for awards granted in 2019) and $17.15 per share (for awards granted in 2018) except that the PSU awards granted to Mr. Cowhey on April 2, 2018 had a grant date fair value of $16.96 per share.

Assuming that the maximum performance goals are attained for the PSUs granted in 2020, 2019 and 2018, the aggregate grant date fair value of the annual grants of PSUs would have been:

Name	2020 PSU Awards	2019 PSU Awards	2018 PSU Awards
Wayne S. DeVeydt	$—	$937,494	$—
J. Eric Evans	1,875,000	—	—
Thomas F. Cowhey	750,000	374,982	250,000
Jennifer B. Baldock	450,000	337,500	225,000
George M. Goodwin	440,000	262,495	175,000
Anthony W. Taparo	410,000	—	—

The LPUs were valued based on a Monte Carlo grant date fair value. For LPUs granted in 2018, which were exchanged for stock option awards in 2019, the aggregate grant date fair value of these awards, assuming the maximum level of performance is achieved, was: Mr. DeVeydt, $10.3 million; Mr. Cowhey, $5.4 million and Ms. Baldock $0.6 million.

The underlying valuation assumptions for PSUs and LPUs are further disclosed in footnotes to our consolidated financial statements filed with our annual report on Form 10-K for the years ended December 31, 2020 (for PSUs) and December 31, 2019 and 2018 (for PSUs and LPUs).
(5)In lieu of making the cash incentive payment earned by Messrs. DeVeydt and Evans for achieving 2019 performance goals, the Compensation Committee determined that both Messrs. DeVeydt and Evans would each be granted a number of shares of common stock in the Company equivalent in value to the cash amounts that each would have received, which was determined based on the closing price of a share of common stock on the Nasdaq Stock Market as of the close of business on March 27, 2020.
In lieu of making the full cash incentive payment earned by each of the NEOs for achieving 2020 performance goals, the Compensation Committee determined that the NEOs would each be granted a number of shares of common stock in the Company equivalent in value to 50% of the cash amounts that each would have received, which was determined based on the closing price of a share of common stock on the Nasdaq Stock Market as of the close of business on March 26, 2021.
(6)Reflects the grant date fair value of stock option awards and SARs awards computed in accordance with FASB ASC Topic 718. In 2019, after careful analysis and consideration, including consultation with FW Cook, the Compensation Committee determined that the terms of the LPUs were no longer appropriate to incentivize and retain the Company's current executive management team. As such, in March 2019, the Compensation Committee took action to permit certain NEOs to exchange their LPUs for new stock option awards. For each of the NEOs, except Mr. Evans and Mr. Taparo, the amount disclosed reflects the incremental fair value of the stock option awards received in exchange for LPUs, computed in accordance with FASB ASC Topic 718. As a result of the exchanges in March 2019, each of the NEOs set forth in the table below voluntarily exchanged their LPUs for new stock option awards:

Named Executive Officer	Exchange/ Grant Date	Target Number of LPUs to be replaced with Option Award Shares on Grant Date	Stock Option Grants
Wayne S. DeVeydt	3/15/2019	59,206	490,000
Thomas F. Cowhey	3/15/2019	29,603	403,500
Jennifer B. Baldock	3/15/2019	22,943	199,500
George M. Goodwin	3/15/2019	17,985	148,500
(7)Reflects the dollar amounts of cash incentives earned by our NEOs under our Cash Incentive Plan. Please refer to the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Short-Term Incentive Awards" above for additional details regarding our cash incentive program. Does not include awards under the Cash Incentive Plan for which shares of common stock have been issued in lieu of cash incentive payments, which awards are included in the “Stock Awards” column of the Summary Compensation Table.

(8)Reflects the items set forth in the table below, as applicable to each NEO:

Name	Year	Company 401(k) match contributions (a)	Company contributions under the SERP (b)	Company reimbursements for housing expenses (c)	Other (d)	Total
Wayne S. DeVeydt	2020	$4,231	$—	$—	$900	$5,131
	2019	2,885	—	—	900	3,785
	2018	—	—	—	900	900
J. Eric Evans	2020	—	—	—	900	900
	2019	—	—	—	675	675
Thomas F. Cowhey	2020	2,423	—	—	900	3,323
	2019	—	—	—	900	900
	2018	—	—	102,366	750	103,116
Jennifer B. Baldock	2020	5,700	8,000	—	900	14,600
	2019	5,600	8,000	—	900	14,500
	2018	3,942	8,000	—	900	12,842
George M. Goodwin	2020	5,537	8,000	—	900	14,437
	2019	5,600	8,000	—	900	14,500
	2018	5,400	6,637	—	900	12,937
Anthony W. Taparo	2020	4,677	8,000	—	900	13,577
_______
(a)Reflects Company matching contributions to the Company's 401(k) Plan which is a broad-based tax-qualified defined contribution plan.
(b)Reflects Company contributions to the Symbion, Inc. Supplemental Executive Retirement Plan, a nonqualified deferred compensation plan.
(c)Reflects Company reimbursements related to housing and relocation costs for Mr. Cowhey pursuant to his employment agreement.
(d)Reflects cell phone reimbursement for the applicable year.

2020 Grants of Plan-Based Awards
The following table sets forth information regarding grants of non-equity and equity-based awards granted to each of our NEOs during the year ended December 31, 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock (# of shares)	Grant Date fair value of stock and option awards
Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
Wayne S. DeVeydt	Cash Incentive	—	$62,500	$250,000	$500,000	—	—	—	—	$—
	Unrestricted Stock (2)	3/27/20	—	—	—	—	—	—	112,348	743,744
J. Eric Evans	Cash Incentive	—	187,500	750,000	1,500,000	—	—	—	—	—
	Restricted Stock (5)	3/13/20	—	—	—	—	—	—	97,809	625,000 (6)
	PSUs (3)	3/13/20	—	—	—	24,452	97,809	195,618	—	625,000 (7)
	PSUs (4)	3/13/20	—	—	—	—	97,809	—	—	625,000 (7)
	Unrestricted Stock (2)	3/27/20	—	—	—	—	—	—	57,779	382,497
Thomas F. Cowhey	Cash Incentive	—	93,750	375,000	750,000	—	—	—	—	—
	Restricted Stock (5)	3/13/20	—	—	—	—	—	—	39,123	250,000 (6)
	PSUs (3)	3/13/20	—	—	—	9,781	39,123	78,246	—	250,000 (7)
	PSUs (4)	3/13/20	—	—	—	—	39,123	—	—	250,000 (7)
Jennifer B. Baldock	Cash Incentive	—	63,000	252,000	504,000	—	—	—	—	—
	Restricted Stock (5)	3/13/20	—	—	—	—	—	—	35,211	225,000 (6)
	PSUs (3)	3/13/20	—	—	—	8,803	35,211	70,422	—	225,000 (7)
George M. Goodwin	Cash Incentive	—	66,000	264,000	528,000	—	—	—	—	—
	Restricted Stock (5)	3/13/20	—	—	—	—	—	—	34,428	220,000 (6)
	PSUs (3)	3/13/20	—	—	—	8,607	34,428	68,856	—	220,000 (7)
Anthony W. Taparo	Cash Incentive	—	61,500	246,000	492,000	—	—	—	—	—
	Restricted Stock (5)	3/13/20	—	—	—	—	—	—	32,081	205,000 (6)
	PSUs (3)	3/13/20	—	—	—	8,020	32,081	64,162	—	205,000 (7)
_______
(1)Reflects annual cash incentive opportunities granted under our Cash Incentive Plan. Each eligible NEO was eligible to receive a target annual bonus that is equal to a percentage of his or her annual base salary. For 2020, the target bonus opportunity as a percentage of base salary for each of our eligible NEOs, except for Mr. Evans, as a percentage of base salary, were as follows: Mr. DeVeydt - 100%, Mr. Cowhey - 75%, Ms. Baldock - 60%, Mr. Goodwin - 60% and Mr. Taparo - 60%. For 2020, the target bonus opportunity for Mr. Evans was $750,000. See "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Short-Term Incentive Awards" for additional information.
(2)Reflects award of unrestricted common stock in lieu of, and in full settlement of, the cash incentive award earned by the NEO in 2019 under the Cash Incentive Plan. The grant date fair value of these awards is included in the 2019 “Stock Awards” column in the Summary Compensation Table.
(3)Reflects the threshold, target and maximum future payouts under the PSUs granted to our NEOs under our equity incentive plan. PSUs provide our NEOs with the opportunity to earn a specified number of shares of common stock based on achievement of certain Company performance objectives over a one-year period, and then are subject to an additional two-year vesting schedule (generally subject to the executive's continued employment), thereby creating a three-year incentive and alignment period. For a description of the PSU vesting terms, see "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2020 Awards."
(4)Reflects the target future payout under special PSUs granted to the NEO. These PSUs provide the NEOs with the opportunity to earn an additional specified number of shares of common stock based on achievement of certain Company performance objectives over a one-year period, and then are subject to an additional two-year vesting schedule (generally subject to the executive's continued employment), thereby creating a three-year incentive and alignment period. For a description of the PSU vesting terms, see "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2020 Awards." These special awards were not deemed earned by the Compensation Committee as the Adjusted EBITDA target was not met.

(5)Reflects grants of restricted stock awards to our NEOs under our equity incentive plan, as described in "Compensation Discussion and Analysis - Long-Term Incentive Awards - 2020 Awards" above. Each restricted stock award will vest as to one-third of the award on each of the first, second and third anniversaries of the date of grant, generally contingent upon continued employment through each such vesting date (except as expressly provided in the award agreement evidencing the grant of such restricted stock award).
(6)Reflects the aggregate grant date fair value of time-based restricted stock awards granted to our NEOs in 2020, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the time-based restricted stock awards was calculated using the closing price of a share of the Company's common stock on the date of grant.
(7)Reflects the aggregate grant date fair value of PSUs granted to NEOs in 2020, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the PSUs was determined based on the probable outcome of the applicable performance conditions associated with such award. The award was valued using the closing price of a share of the Company's common stock on the date of grant.
Narrative Disclosure to Summary Compensation Table and 2020 Grants of Plan-Based Awards Table
We have entered into employment agreements with each of our NEOs. A summary of certain terms follows:

Wayne S. DeVeydt. Pursuant to Mr. DeVeydt's employment agreement, for the period ended December 31, 2020, Mr. DeVeydt receives an annual base salary of $1,250,000 through January 13, 2020 and an annual base salary of $250,000 for the remainder of 2020 pursuant to the amendment to his employment agreement effective January 13, 2020, which is subject to adjustment at the discretion of our Compensation Committee, and is eligible to receive an annual bonus with a target amount equal to 100% of his base salary. Mr. DeVeydt is eligible to participate in the Company's employee benefit programs for senior executives of the Company. Mr. DeVeydt is entitled to benefits upon certain terminations of employment, as described in "Executive Compensation - Potential Payments upon Termination or Change in Control" below.

J. Eric Evans. Pursuant to Mr. Evans' employment agreement for the period ended December 31, 2020, Mr. Evans receives an annual base salary of $600,000 through January 13, 2020 and an annual base salary of $1,050,000 for the remainder of 2020 pursuant to the amendment to his employment agreement effective January 13, 2020, which is subject to adjustment at the discretion of our Compensation Committee, and is eligible to receive an annual bonus with a target amount equal to $750,000. Mr. Evans is eligible to participate in the Company's employee benefit programs for senior executives. Mr. Evans is entitled to benefits upon certain terminations of employment, as described in "Executive Compensation - Potential Payments upon Termination or Change in Control" below.

Thomas F. Cowhey. Pursuant to Mr. Cowhey's employment agreement, Mr. Cowhey receives an annual base salary of $450,000, subject to adjustment at the discretion of the Board or our Compensation Committee, and is eligible to receive an annual bonus with a target amount equal to 75% of his base salary. Mr. Cowhey is eligible to participate in the Company's employee benefit programs for senior executives. For a description of the payments and benefits Mr. Cowhey may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below. For 2020, Mr. Cowhey's base salary was increased to $500,000, see "Compensation Discussion and Analysis" for additional information.

Jennifer B. Baldock. Pursuant to Ms. Baldock's amended and restated employment agreement, Ms. Baldock receives an annual base salary of $400,000, which is subject to increase by the Board or the Compensation Committee. Ms. Baldock is also eligible to earn an annual cash bonus based on the achievement of certain performance goals with a target of 50% of her base salary. Ms. Baldock is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Ms. Baldock may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below. For 2020, Ms. Baldock's base salary and target bonus were increased to $420,000 and 60%, respectively, see "Compensation Discussion and Analysis" for additional information.

George M. Goodwin. Pursuant to Mr. Goodwin's employment agreement, Mr. Goodwin receives an annual base salary of $400,000, which is subject to modification by the Board or the Compensation Committee. Mr. Goodwin is also eligible to earn an annual cash bonus based on the achievement of certain performance goals with a target of 50% of his base salary. Mr. Goodwin is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Mr. Goodwin may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below. For 2020, Mr. Goodwin's base salary and target bonus were increased to $440,000 and 60%, respectively, see "Compensation Discussion and Analysis" for additional information.

Anthony W. Taparo. Pursuant to Mr. Taparo’s employment agreement, Mr. Taparo receives an annual base salary of $400,000, which is subject to modification by the Board or the Compensation Committee. Mr. Taparo is also eligible to earn an annual cash bonus based on the achievement of certain performance goals with a target of 50% of his base salary. Mr. Taparo is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Mr. Taparo may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below. For 2020, Mr. Taparo's base salary and target bonus were increased to $410,000 and 60%, respectively, see "Compensation Discussion and Analysis" for additional information.

In addition, each of our eligible NEOs received equity grants under the Omnibus Incentive Plan, as described in "Short-Term Incentive Awards" and "Long-Term Incentive Awards" in the "Compensation Discussion and Analysis" section above.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (14)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not yet vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not yet vested (14)
Wayne S. DeVeydt	150,000 (1)	350,000 (1)	$12.90	1/4/2028	—	$—	—	$—
	60,000 (2)	140,000 (2)	12.90	1/4/2028	—	—	—	—
	163,332 (3)	326,668 (3)	13.42	3/15/2029	—	—	—	—
	—	—	—	—	32,301 (4)	937,052	—	—
	—	—	—	—	31,048 (5)	900,702	—	—
	—	—	—	—	46,572 (6)	1,351,054	—	—
J. Eric Evans	166,665 (8)	333,335 (8)	11.54	4/1/2029	—	—	—	—
	—	—	—	—	57,770 (9)	1,675,908	—	—
	—	—	—	—	97,809 (11)	2,837,439	—	—
	—	—	—	—	—	—	97,809 (12)	2,837,439
	—	—	—	—	—	—	97,809 (13)	2,837,439
Thomas F. Cowhey	134,499 (3)	269,001 (3)	13.42	3/15/2029	—	—	—	—
	—	—	—	—	12,419 (5)	360,275	—	—
	—	—	—	—	18,628 (6)	540,398	—	—
	—	—	—	—	4,917 (7)	142,642	—	—
	—	—	—	—	39,123 (11)	1,134,958	—	—
	—	—	—	—	—	—	39,123 (12)	1,134,958
	—	—	—	—	—	—	39,123 (13)	1,134,958
Jennifer B. Baldock	66,498 (3)	133,002 (3)	13.42	3/15/2029	—	—	—	—
	—	—	—	—	11,178 (5)	324,274	—	—
	—	—	—	—	16,766 (6)	486,382	—	—
	—	—	—	—	4,375 (10)	126,919	—	—
	—	—	—	—	35,211 (11)	1,021,471	—	—
	—	—	—	—	—	—	35,211 (12)	1,021,471
George M. Goodwin	49,500 (3)	99,000 (3)	13.42	3/15/2029	—	—	—	—
	—	—	—	—	8,694 (5)	252,213	—	—
	—	—	—	—	13,040 (6)	378,290	—	—
	—	—	—	—	3,404 (10)	98,750	—	—
	—	—	—	—	34,428 (11)	998,756	—	—
	—	—	—	—	—	—	34,428 (12)	998,756
Anthony W. Taparo	49,500 (3)	99,000 (3)	13.42	3/15/2029	—	—	—	—
	—	—	—	—	8,694 (5)	252,213	—	—
	—	—	—	—	13,040 (6)	378,290	—	—
	—	—	—	—	3,402 (10)	98,692	—	—
	—	—	—	—	32,081 (11)	930,670	—	—
	—	—	—	—	—	—	32,081 (12)	930,670
_______
(1)Represents non-qualified stock options granted on January 4, 2018, net of the options cancelled in connection with the grant of the SARs, as described in footnote 2 below. The non-qualified stock options are generally subject to the following performance and vesting criteria: (a) one-third becomes vested in three equal installments on each of December 31, 2020, December 31, 2021, and December 31, 2022, generally contingent upon continued employment through each applicable vesting date (each, a "Time Condition"); (b) one-third becomes vested upon (I) satisfaction of each Time-Condition and (II) achievement by the Company of an average closing price of a share of common stock on the Nasdaq Stock Market of $25.00 over any period of 60 consecutive trading days; and (c) one-third becomes vested upon (I) satisfaction of each Time-Condition and (II) achievement by the Company of an average closing price of a share of common stock on the Nasdaq Stock Market of $35.00 over any period of 60 consecutive trading days.
(2)Represents stock-settled stock appreciation right awards ("SARs") granted on December 16, 2018. The SARs vest as set forth in the section titled " - Potential Payments upon Termination or Change in Control - Other Equity-Related Severance and Change of Control Benefits - Stock Appreciation Rights."
(3)Represents non-qualified stock options granted on March 15, 2019, in exchange for the cancellation of previously issued LPUs. The non-qualified stock options are generally subject to the following performance and vesting criteria: (a) one-third becomes vested in three equal installments on each of December 31, 2020, December 31, 2021, and December 31, 2022, generally contingent upon continued employment through each applicable vesting date (each, a "Time Condition"); (b) one-third becomes vested upon (I) satisfaction of each Time-Condition and (II) achievement by the Company of an average closing price of a share of common stock on the Nasdaq Stock Market of $25.00 over any period of 30 consecutive trading days; and (c) one-third becomes vested upon (I) satisfaction of each Time-Condition and (II) achievement by the Company of an average closing price of a share of common stock on the Nasdaq Stock Market of $35.00 over any period of 30 consecutive trading days.
(4)Represents restricted stock awards granted on January 4, 2018, of which one-third of the award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(5)Represents restricted stock awards granted on March 15, 2019, of which one-third of the award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(6)Represents PSUs granted on March 15, 2019, which were deemed earned on March 13, 2020 of which one-half vest on each March 13, 2021 and 2022.
(7)Represents restricted stock awards granted on April 2, 2018 to Mr. Cowhey in connection with his employment by the Company, of which one-third of the award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(8)Represents non-qualified stock options granted on April 1, 2019 to Mr. Evans in connection with his employment by the Company, which are generally subject to the following performance and vesting criteria: (a) one-third becomes vested in three equal installments on each of December 31, 2020, December 31, 2021 and December 31, 2022, generally contingent upon continued employment through each applicable vesting date (each, a "Time Condition"); (b) one-third becomes vested upon (I) satisfaction of each Time-Condition and (II) achievement by the Company of an average closing price of a share of common stock on the Nasdaq Stock Market of $25.00 over any period of 30 consecutive trading days; and (c) one-third becomes vested upon (I) satisfaction of each Time-Condition and (II) achievement by the Company of an average closing price of a share of common stock on the Nasdaq Stock Market of $35.00 over any period of 30 consecutive trading days.
(9)Represents restricted stock awards granted on April 1, 2019 to Mr. Evans in connection with his employment by the Company, of which one-third of the award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(10)Represents restricted stock granted on March 16, 2018, of which one-third of the award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(11)Represents restricted stock awards granted on March 13, 2020, of which one-third of the award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(12)Represents PSUs granted on March 13, 2020, which vest as set forth in the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2020 Awards."
(13)Represents special PSUs granted on March 13, 2020, which vest as set forth in the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2020 Awards." These special awards were not deemed earned by the Compensation Committee as the Adjusted EBITDA target was not met.
(14)Based on the closing price of a share of our common stock on December 31, 2020 of $29.01, except as otherwise indicated.

2020 Option Exercises and Stock Vested
The NEOs did not exercise options during 2020. The following table sets forth information regarding stock awards held by our NEOs that vested during the year ended December 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Wayne S. DeVeydt	32,299 (1)	$517,753
	15,524 (2)	99,198
	112,348 (3)	743,744
J. Eric Evans	28,885 (4)	188,619
	57,779 (3)	382,497
Thomas F. Cowhey	7,375 (5)	208,123
	4,916 (6)	25,956
	6,209 (2)	39,676
Jennifer B. Baldock	6,560 (7)	185,123
	2,564 (8)	17,461
	4,375 (9)	27,956
	5,588 (2)	35,707
George M. Goodwin	5,102 (7)	143,978
	2,564 (8)	17,461
	3,401 (9)	21,732
	4,346 (2)	27,771
Anthony W. Taparo	5,102 (7)	143,978
	2,564 (8)	17,461
	3,401 (9)	21,732
	4,346 (2)	27,771
_______
(1)Represents restricted stock granted on January 4, 2018, which vested on January 4, 2020. The closing price per share of our common stock on January 3, 2020 (the last trading date prior to the vesting date) was $16.03.
(2)Represents restricted stock granted on March 15, 2019 which vested on March 15, 2020. The closing price per share of our common stock on March 13, 2020 (the last trading date prior to the vesting date) was $6.39.
(3)Represents unrestricted common stock granted on March 27, 2020 in lieu of, and in full settlement of, the cash incentive award under the cash incentive plan for performance in 2019. The closing price per share of our common stock on March 27, 2020 was $6.62.
(4)Represents restricted stock granted on April 1, 2019 which vested on April 1, 2020. The closing price per share of our common stock on March 31, 2020 (the last trading date prior to the vesting date) was $6.53.
(5)Represents PSUs granted on April 2, 2018, that became earned as of December 31, 2018, and of which one-half vested on December 31, 2020. The closing price per share of our common stock on December 30, 2020 (the last trading date prior to the vesting date) was $28.22.
(6)Represents restricted stock granted on April 2, 2018, which one-third vested on April 2, 2020. The closing price per share of our common stock on April 1, 2020 (the last trading date prior to the vesting date) was $5.28.
(7)Represents PSUs granted on March 16, 2018, that became earned as of December 31, 2018, and of which one-half vested on December 31, 2020. The closing price per share of our common stock on December 30, 2020 (the last trading date prior to the vesting date) was $28.22.
(8)Represents restricted stock granted on March 31, 2017, of which one-third of the award vested on March 31, 2020. The closing price per share of our common stock on March 30, 2020 (the last trading date prior to the vesting date) was $6.81.
(9)Represents restricted stock granted on March 16, 2018, of which one-third of the award vested on March 16, 2020. The closing price per share of our common stock on March 13, 2020 (the last trading date prior to the vesting date) was $6.39.

Nonqualified Deferred Compensation
The following table sets forth information regarding the value of accumulated benefits of our NEOs under our nonqualified deferred compensation arrangements as of December 31, 2020.

Name	Executive contributions in last fiscal year (1)	Company contributions in last fiscal year (2)	Aggregate earnings in last fiscal year (3)	Aggregate withdrawals/ distributions	Aggregate balance at last fiscal year end
Wayne S. DeVeydt	$—	$—	$—	$—	$—
J. Eric Evans	—	—	—	—	—
Thomas F. Cowhey	—	—	—	—	—
Jennifer B. Baldock	8,183	8,000	18,963	—	163,944
George M. Goodwin	59,608	8,000	83,822	—	687,165
Anthony W. Taparo	18,035	8,000	76,749	—	538,054
_______
(1)Reflects contributions by each of our eligible NEOs to the Symbion, Inc. Supplemental Executive Retirement Plan (the "SERP") during 2020.
(2)Reflects Company contributions to the SERP on behalf of each of our eligible NEOs during 2020.
(3)Reflects aggregate earnings accrued on the accounts of each of our eligible NEOs during 2020.
Ms. Baldock, Mr. Goodwin and Mr. Taparo have participated in the SERP, a nonqualified deferred compensation plan sponsored by Symbion, which is an unfunded plan available to executives and certain key employees and directors of Symbion, an indirect subsidiary of the Company. Under the SERP, participants are permitted to defer up to 25% of their annual base salary and up to 50% of their bonus each year. Symbion makes a matching contribution for each participant who contributed at least 2% of base salary earned during such plan year and who was employed as of the last day of the plan year. Each Symbion contribution is subject to forfeiture for one year following the contribution. Symbion does not provide above-market or preferential earnings on deferred compensation.
Potential Payments upon Termination or Change in Control
Employment Agreement-Related Severance Benefits for our NEOs Employed at the End of 2020

Each of our NEOs, which include Messrs. DeVeydt, Evans, Cowhey, Goodwin and Taparo and Ms. Baldock, are entitled to receive certain benefits upon a qualifying termination of employment and/or upon certain change in control transactions accompanied by a qualifying termination of employment within a certain period of time following such transaction, as described below.

As described above under the heading "Executive Compensation - Narrative Disclosure to Summary Compensation Table and 2020 Grants of Plan-Based Awards Table," we have entered into employment agreements with each of our continuing NEOs. The employment agreements provide for severance upon a termination of employment by us without cause or by the executive for good reason (and in the case of Messrs. Goodwin and Taparo, if each of his respective employment agreements is not renewed or expires upon its terms), in each case conditioned on the executive's timely and effective execution of a release of claims acceptable to the Company, and other customary terms and conditions.

Each of our NEOs (except Mr. DeVeydt, Mr. Cowhey and Mr. Evans) is entitled to severance consisting of 12 months of continued base salary, an amount equal to their target bonus payable within two and a half months following the end of the fiscal year of termination, and continued health and welfare plan benefits at no cost to the executive during the severance period. Under the employment agreements with each of our NEOs (except for Mr. DeVeydt and Mr. Evans), if a qualifying termination occurs within 12 months following (or within the 90 days prior to or 18 months following in the case of Mr. Cowhey) a change in control, the executive is entitled to be paid the severance benefits described above in a single lump-sum payment no later than 30 days following termination.

Mr. DeVeydt is entitled to severance consisting of 12 months of continued base salary, an amount equal to his target bonus payable when such bonuses are paid to employees, and 18 months of COBRA coverage following the date of such termination at no cost to Mr. DeVeydt during the severance period. Upon a change in control, as defined in Mr. DeVeydt’s employment agreement, any equity award outstanding and to the extent any portion of such equity award has not satisfied a time-based vesting condition applicable to such award, shall automatically vest, but all awards subject to performance-based vesting conditions shall not lapse or otherwise be deemed satisfied.

Mr. Cowhey is entitled to severance consisting of 12 months of continued base salary, an amount equal to his target bonus payable within two and a half months following the end of the fiscal year of termination paid in a lump sum at the time that bonuses are regularly paid to employees, any awarded but unpaid bonus amount from the previous year and continued health and welfare plan benefits at no cost to the executive during the severance period. In addition, Mr. Cowhey is also entitled to one year of accelerated vesting for any outstanding time-based restricted stock awards and earned but unvested PSUs as of the termination date. However, if Mr. Cowhey’s employment is terminated without cause or for good reason by Mr. Cowhey before the Performance Period End Date (as defined in the PSU award agreement) and a change in control occurs within 90 days of such termination, then certain terms of the award agreement shall apply to determine earned shares as if Mr. Cowhey were still employed by the Company.

Mr. Evans is entitled to severance consisting of 12 months of continued base salary, an amount equal to his target bonus payable when such bonuses are paid to employees, and 12 months of COBRA coverage following the date of such termination at no cost to Mr. Evans during the severance period.

In addition to the severance described above, pursuant to each of their employment agreements, each of Ms. Baldock, Mr. Taparo and Mr. Goodwin are also entitled to one year of accelerated vesting for any outstanding time-based restricted stock awards and earned but unvested PSUs as of the termination date.

Other Equity-Related Severance and Change of Control Benefits

Restricted Stock Awards

In accordance with our NEOs' restricted stock award agreements, unvested restricted stock is forfeited upon a termination of employment, except that the vesting of any unvested restricted stock will become immediately accelerated in full (1) on a termination of employment by the NEO due to death or disability, or (2) on a termination of employment by the Company without "cause" or resignation by the executive for "good reason" (each as defined in the applicable award agreement) within 90 days prior to or 18 months following a change in control. If, in connection with a change in control, unvested shares of restricted stock are not assumed or continued, or a new award substituted for the unvested shares of restricted stock, such unvested shares will automatically vest in full.

Performance Stock Units

In accordance with our NEOs' PSU award agreements, upon a termination of employment for any reason, (1) any PSUs that are not yet earned are immediately forfeited, and (2) any PSUs that are earned but unvested are immediately forfeited, except that the vesting of any unvested earned PSUs will become immediately accelerated in full (a) on a termination of employment by the NEO due to death or disability, or (b) on a termination of employment by the Company without "cause" or resignation by the executive for "good reason" (each as defined in the applicable award agreement) within 90 days prior to or 18 months following a change in control.

If a change in control occurs during the performance period, the Compensation Committee will determine the extent to which the performance criteria has been satisfied and the number of PSUs that have been earned based on such performance criteria as of the change in control (which is prorated based on the number of days that have elapsed during the performance period). Thereafter, earned PSUs, if any, continue to vest solely based on time in accordance with the terms of the award agreement. If, in connection with a change in control, earned PSUs are not assumed or continued, or a new award substituted for the earned PSUs, the earned PSUs will automatically vest in full.

Stock Appreciation Rights

Mr. DeVeydt’s SAR Award will automatically become satisfied upon a termination of Mr. DeVeydt’s employment by the Company without "Cause" or resignation by Mr. DeVeydt for "Good Reason" (as such terms are defined in Mr. DeVeydt’s employment agreement with the Company), in either case within 90 days prior to and 18 months following a change in control. “Cause” for termination under Mr. DeVeydt’s employment agreement consists of (i) failure to substantially perform the duties and responsibilities of his position, adhere to the lawful direction of the Board or adhere to the lawful policies and practices of the Company or any of its affiliates, or substantial negligence in the performance of his duties and responsibilities, (ii) a material breach of a provision of his employment agreement or any other written agreement (including any equity grant agreement), (iii) the commission of a felony or of any crime involving moral turpitude, or (iv) other conduct which is or could reasonably be expected to be materially injurious to the Company or an affiliate of the Company. Pursuant to Mr. DeVeydt’s employment agreement, “Good Reason” means the occurrence of any of the following events, without his consent, (i) a material diminution in his position, duties or responsibilities, or (ii) a material diminution in his base salary (unless applied across the board to all members of management). Additionally, pursuant to Mr. DeVeydt’s employment agreement with the Company, the time condition of the SAR Award will automatically become satisfied upon a change of control if the award is not assumed, continued, or substituted for a new award by an acquiror or survivor (or, in either case, an affiliate thereof).

Stock Option Awards

In accordance with our NEOs' stock option award agreements, if any of our continuing NEOs employment is terminated without cause or for good reason by such NEO within ninety (90) days prior to or eighteen (18) months following a change in control, then the stock option awards, to the extent outstanding and which have not previously vested in accordance with Time Condition shall automatically be deemed to have vested immediately prior to such NEO’s cessation of employment with the Company; provided, however, that the performance vesting requirements of such stock option awards shall remain in full force and effect. For purposes of satisfying the "Time Condition" portion of the stock option awards vesting, one-third (1/3) shall vest in three equal installments on each of December 31, 2020, December 31, 2021, and December 31, 2022, generally contingent upon continued employment through each applicable vesting date; provided, however, that Mr. DeVeydt’s stock option awards, granted on January 4, 2018, vest in five equal installments on January 4 of each of 2019, 2020, 2021, 2022 and 2023, generally contingent upon continued employment through each applicable vesting date.

Other Terms and Conditions

Pursuant to their respective employment agreements, our NEOs are bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our employees or other service providers during employment and for a specified period following termination of employment. Each of our NEOs is bound by a non-competition covenant for one year following termination of employment (or 18 months in the case of Mr. DeVeydt), and by a non-solicitation covenant for two years following termination of employment.

The following table summarizes the payments that would have been made to our continuing NEOs upon the occurrence of a termination of employment or a change in control, assuming that each NEO's termination of employment with the Company or a change in control occurred on December 31, 2020. Amounts shown do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the continuing NEO during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name	Benefit	Death/Disability	Termination Without Cause / Resignation for Good Reason	Termination Without Cause / Resignation for Good Reason In Connection with a Change in Control
Wayne S. DeVeydt	Cash Severance (1)	$—	$500,000	$500,000
	Equity Payout / Acceleration	3,188,808 (3)	2,546,377 (4)	13,356,212 (6)
	Health Benefits (2)	—	24,996	24,996
J. Eric Evans	Cash Severance (1)	—	1,800,000	1,800,000
	Equity Payout / Acceleration	4,513,347 (3)	2,911,681 (4)	10,336,709 (6)
	Health Benefits (2)	—	—	—
Thomas F. Cowhey	Cash Severance (1)	—	875,000	875,000
	Equity Payout / Acceleration	2,178,274 (3)	3,068,137 (5)	6,371,999 (6)
	Health Benefits (2)	—	34,144	34,144
Jennifer B. Baldock	Cash Severance (1)	—	672,000	672,000
	Equity Payout / Acceleration	1,959,045 (3)	1,909,487 (5)	4,032,546 (6)
	Health Benefits (2)	—	22,454	22,454
George M. Goodwin	Cash Severance (1)	—	704,000	704,000
	Equity Payout / Acceleration	1,728,010 (3)	1,546,794 (4)	3,271,420 (6)
	Health Benefits (2)	—	21,213	21,213
Anthony W. Taparo	Cash Severance (1)	—	656,000	656,000
	Equity Payout / Acceleration	1,659,856 (3)	1,524,099 (4)	3,203,275 (6)
	Health Benefits (2)	—	7,399	7,399
_________
(1)Represents an amount equal to (a) 12 months of base salary continuation, and (b) the executive's target bonus for the year of termination. Under each of the continuing NEO's employment agreements, if a qualifying termination occurs within 12 months following a change in control, the executive is entitled to be paid the severance benefits described above in a single lump-sum payment no later than 30 days following termination.

(2)Represents the dollar value of 12 months (18 months in the case of Mr. DeVeydt) Company-paid continued health and welfare benefits.
(3)Represents the value of the unvested portion of the NEO's time-based restricted stock awards and the value of the unvested portion of the NEO's earned PSUs, in each case, as of December 31, 2020. The value of the awards is calculated by multiplying the number of shares of Company stock subject to acceleration by $29.01, the closing price of our common stock on December 31, 2020.
(4)Represents an amount equal to the value of the NEO's stock option awards that are subject to time-vesting conditions as if vesting occurred on December 31, 2020 (but not with respect to stock option awards with time-vesting conditions that would be satisfied after December 31, 2020). The value of the stock option awards is calculated by multiplying the number of stock options subject to acceleration by the difference between $29.01, which is the closing price of our common stock on December 31, 2020, and the exercise price of the applicable awards.
(5)Represents an amount equal to the value of the NEO's restricted stock awards, earned PSUs and stock option awards that are subject to time-vesting conditions, in each case, as if vesting occurred on December 31, 2020 (but not with respect to awards with time-vesting conditions that would be satisfied after December 31, 2020). The value of the restricted stock awards and PSUs is calculated by multiplying the number of shares of Company stock subject to acceleration by $29.01, which is the closing price of our common stock on December 31, 2020. The value of the stock option awards is calculated by multiplying the number of stock options subject to acceleration by the difference between $29.01, which is the closing price of our common stock on December 31, 2020, and the exercise price of the applicable awards.
(6)Represents an amount equal to the value of the unvested portion of all of the NEO's time-based restricted stock awards, earned PSUs, stock option awards and, in the case of Mr. DeVeydt, the SAR Award. The value of the restricted stock awards and PSUs is calculated by multiplying the number of shares of Company stock subject to acceleration by $29.01, which is the closing price of our common stock on December 31, 2020. The value of the stock option awards (and the SAR Award in the case of Mr. DeVeydt) is calculated by multiplying the number of stock options or SAR Award, as applicable, subject to acceleration by the difference between $29.01, which is the closing price of our common stock on December 31, 2020, and the exercise price of the applicable awards.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Mr. Evans, our Chief Executive Officer, to the median of the annual total compensation of all our employees (other than the Chief Executive Officer) (the "CEO Pay Ratio"). For 2020:
•Total annual compensation for Mr. Evans: $3,541,863
•Median annual total compensation of all employees (other than Chief Executive Officer): $47,575
•Ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees (other than the Chief Executive Officer): 74:1
In determining the median employee, we chose December 31, 2020 as the date to identify our median employee, and we identified our median employee using a consistently applied compensation measure which included total gross payroll wages received in 2020. Our total employee population as of December 31, 2020 was approximately 10,800. After we identified our median employee, we measured the annual total compensation under SEC rules using: base salary earned in 2020, annual cash bonus earned for the 2020 performance year, the grant date value of any equity awards he or she received in 2020, and the 401(k) match provided by the Company in 2020, in each case, to the extent applicable. Pay was annualized for permanent employees not employed for a full year in 2020. We calculated the median employee's total annual compensation using the same methodology we used to calculate Mr. Evans’ annual total compensation, as reflected in the "Total" column of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation earned by our non-employee directors for the year ended December 31, 2020. Each director who is affiliated with Bain Capital did not receive compensation for his service as a director in 2020. Mr. DeVeydt and Mr. Evans do not receive compensation in their capacities as directors of the Company and the compensation each receives in his capacity as an NEO during the year ended December 31, 2020 is reflected in "Executive Compensation - Summary Compensation Table" on page 30.

Name	Fees Earned or Paid in Cash (2)	Stock Awards(3)	Total
Brent Turner	$117,500	$140,000	$257,500
Teresa DeLuca, M.D.	105,000	140,000	245,000
John A. Deane	90,000	140,000	230,000
Clifford G. Adlerz	75,000	140,000	215,000
T. Devin O'Reilly (1)	—	—	—
Andrew T. Kaplan (1)	—	—	—
_______
(1)Messrs. O'Reilly and Kaplan are affiliated with Bain Capital and did not receive compensation for their service on the Board.
(2)In addition to annual cash retainers, Messrs. Turner and Deane and Dr. DeLuca each received a one-time payment in 2020 in connection with their attendance at a special audit committee meeting. The amounts were as follows: Mr. Turner - $22,500, Mr. Dean - $15,000 and Dr. DeLuca - $15,000.
(3)Amounts reflect the aggregate grant date fair value of restricted stock awards granted on May 27, 2020, determined in accordance with FASB ASC Topic 718. The assumptions used in the valuation of share awards are set forth in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020.
With respect to 2020, each member of our Board of Directors who was not an employee and who was not affiliated with Bain Capital was eligible to receive an annual cash retainer payment of $75,000 and an annual award of restricted stock having an aggregate grant date fair value equal to $140,000. The restricted stock awards vest in full on the first anniversary of the grant date.

In addition, the chair of the Audit Committee is entitled to an additional cash retainer payment of $20,000, the chair of the Compensation Committee is entitled to an additional cash retainer payment of $15,000, the chair of the Compliance and Ethics Committee is entitled to an additional cash retainer payment of $15,000, and the chair of the Nominating/Corporate Governance Committee (if formed) will be entitled to an additional cash retainer payment of $10,000.

Dr. Maryland became a member of our Board of Directors in February 2021 and thus did not receive any compensation for 2020.

PROPOSAL NO. 3: RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected Deloitte & Touche LLP ("Deloitte") as the Company's principal independent registered public accounting firm for the year ending December 31, 2021, and such selection was approved by the Board, and the Company seeks ratification of the appointment by the stockholders.

The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.

Although ratification of the selection of Deloitte is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte is expected to attend the annual meeting and will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte served as Surgery Partners' independent registered public accounting firm for the fiscal years ended December 31, 2020 and December 31, 2019.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the Company's independent registered public accounting firm, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. Each member of the Audit Committee has been delegated the authority to pre-approve any audit services, provided that such approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed by Deloitte during 2020.
Audit and Other Fees for Past Two Fiscal Years
During the years ended December 31, 2020 and 2019, the Company incurred the following fees for services performed by Deloitte:

	2020	2019
Audit Fees(1)	$3,146,000	$2,440,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	1,895	1,895
Total	$3,147,895	$2,441,895
_______
(1)Audit Fees include fees for the last two years for professional services rendered by Deloitte in connection with (i) the audits of the Company's annual consolidated financial statements, (ii) the audits of the Company's internal control over financial reporting, (iii) the review of the Company's quarterly condensed consolidated financial statements, and (iv) services that are provided by Deloitte related to regulatory filings and private placement debt offerings.
(2)There were no audit-related services performed during 2019 and 2020.
(3)There were no tax related services performed during 2019 and 2020.
(4)All Other Fees encompasses any services provided other than the services reported as Audit Fees, Audit-Related Fees or Tax Fees, which in 2020 and 2019 were related to accounting research services.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is currently composed of the three directors named below, each of whom is an independent director (as independence is defined in the Nasdaq rules and Rule 10A-3 under the Exchange Act). Each member of the Audit Committee who served at any time during the fiscal year ended December 31, 2020 is financially literate (as that qualification has been interpreted by the Board in its business judgment), and at least one member of the Audit Committee qualifies as an "audit committee financial expert" as such term is defined by the SEC. The Audit Committee operates under a written charter.

The Audit Committee hereby submits the following report:

•The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of, and for, the year ended December 31, 2020.

•The Audit Committee has discussed with the Company's independent registered public accounting firm, Deloitte, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.

•The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

                                Submitted by the Audit Committee:

                                Brent Turner, Chairman
                                Teresa DeLuca, M.D.
                                John A. Deane

PROPOSAL NO. 4: AMENDMENT TO THE COMPANY’S OMNIBUS INCENTIVE PLAN
The Board of Directors adopted, subject to approval of the Company's stockholders, an amendment (the "Amendment") to the Company’s 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020, to increase the number of authorized shares of common stock reserved for issuance under the Omnibus Incentive Plan and to provide for the sale of shares on the market to cover required tax-withholdings under awards. The following description of the Amendment and the Omnibus Incentive Plan is qualified in its entirety by the full text of the Omnibus Incentive Plan and the Amendment. The full text of the Amendment is attached to this Proxy Statement as Appendix A and the Omnibus Incentive Plan is attached to this Proxy Statement as Appendix B .

Summary

We currently provide stock-based compensation under the Omnibus Incentive Plan to certain employees and our non-employee directors. Consultants and other persons who provide services to the Company or its related entities are also eligible for awards under the Omnibus Incentive Plan. As of December 31, 2020 there were 8,315,700 shares of common stock reserved for issuance pursuant to the Omnibus Incentive Plan, with approximately 5,285,421 shares unissued, including 3,423,741 potentially issuable shares subject to outstanding awards. An additional 408,407 shares are subject to awards made in 2021 prior to the date of this Proxy Statement. The Amendment would add 3,500,000 shares of common stock to the number of shares reserved for issuance under the Omnibus Incentive Plan, increasing the aggregate number of shares reserved under the Omnibus Incentive Plan to 11,815,700 shares, of which 4,953,273 shares would be available for future awards. This increase will enable the Company to effectively use the Omnibus Incentive Plan for attracting, motivating, retaining and rewarding talented individuals to provide services to the Company and its related entities. Based on projected share needs to execute the Company's long-term incentive program moving forward, the share increase is anticipated to provide enough shares for the next two to three years.

If our stockholders do not approve the Amendment, the shares remaining in the Omnibus Incentive Plan will be nearly depleted. The Company believes that equity-based incentives are essential for aligning the financial incentives of our officers and directors with stockholder interests. The Amendment will allow the Company to provide sufficient incentives to recruit and retain the required quality of officers and directors.

Required Vote

Under our majority voting standard, Proposal 4 will be approved, and the Amendment will become effective, if the number of votes properly cast "FOR" the proposal (and present, in person or by proxy, at the annual meeting) exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

General Description of the Omnibus Incentive Plan

Types of Awards

Under the Omnibus Incentive Plan, the Compensation Committee may grant cash awards and the following equity-based awards to eligible participants (collectively, "Awards"). The terms of the Awards are specified in an Award agreement with the participant.

•Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights. Stock options allow the participant to purchase Company common stock at a price that is no less than 100% of the fair market value of Company common stock on the date of the award. A stock appreciation right allows the participant to receive common stock equal in value to the appreciation of common stock above the fair market value of common stock on the date of the Award. There are certain restrictions on incentive stock option awards specified in Section 422 of the Code. Stock options and appreciation rights generally expire ten years following the date of the award or, if sooner, following termination of employment. An option can be exercised by paying the exercise price in cash or in a form of payment acceptable to the compensation committee. No exercise price is required for a stock appreciation right.

•Stock Awards. Restricted stock is an award of common stock subject to forfeiture and limitations on transfer, while unrestricted stock is an award of common stock that is not subject to a risk of forfeiture. Restricted stock awards will become vested and not subject to forfeiture upon satisfaction of service and performance conditions stated in the

Award. Unrestricted stock awards can be issued in substitution of cash incentive payments that have been earned under the Company’s incentive compensation programs.

•Stock Unit Awards. These include performance awards, stock units and restricted stock units. Performance awards provide for transfer of common stock upon the the achievement of performance goals within a specified performance period. Stock units and restricted stock units entitle the recipient to receive common stock upon the achievement of specified performance goals or upon the lapse of time. However, shares of stock are not issued until such performance and vesting conditions have been achieved.

•Dividend Equivalent Payments. For stock unit awards, the Compensation Committee may also issue dividend equivalent payments, which are cash payments that are equivalent to cash dividends that would have been paid during the vesting period on common stock that is subject to the outstanding stock unit award.

Eligibility

All employees of the Company and its subsidiaries as well as directors and consultants providing services to the Company (approximately 10,800 people as of December 31, 2020) are eligible to receive awards under the Omnibus Incentive Plan. The Compensation Committee selects individuals to be eligible to receive awards and participate in Omnibus Incentive Plan.

Administration

The Omnibus Incentive Plan is administered by the Compensation Committee of the Board. The Compensation Committee determines the types of awards that are granted to eligible participants, the number of shares of common stock subject to each award, the performance and vesting criteria of awards and all other terms and conditions of awards. The Compensation Committee has sole authority to interpret the Omnibus Incentive Plan and make all determinations under each award, including the achievement of performance and vesting conditions. In the event of a change in the control of the Company, the Compensation Committee has discretion to accelerate the vesting of awards, provide for conversion of awards into awards of an acquiring company or to terminate outstanding awards in exchange for a cash payment to participants.

Award Terms and Restrictions

There are limits on the size of awards that can be granted under the Omnibus Incentive Plan. Option awards are limited to 500,000 shares of common stock for any participant each year. Stock appreciation rights are also limited to 500,000. All other awards are limited to 400,000 shares of common stock for any participant each year. Cash awards are limited to $5 million for any participant in a year. For awards to directors of the Company, the grant date fair value of awards denominated in common stock cannot exceed $400,000 in any calendar year, calculated in accordance with FASB ASC Topic 718. For the lead director or non-employee chairman of the board, the maximum fair value is $700,000 each year.

Amendment and Termination

The Compensation Committee may amend or terminate the Omnibus Incentive Plan at any time. However, stockholder approval is required for any amendment that would change the classes of eligible persons or increase the number of shares of common stock reserved. Under the Nasdaq marketplace rules, stockholder approval is required for any "material amendment" to the Omnibus Incentive Plan. No awards may be granted ten years after the date the Omnibus Incentive Plan was adopted, but awards outstanding at that time will continue to be effective under their terms.

Federal Income Tax Consequences

Tax consequences to the Company and to participants will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an Award under the Omnibus Incentive Plan. For cash awards, stock awards that are not forfeitable and dividend equivalent payments, the participant recognizes ordinary income in the amount of the payment or the market value of the stock.

A participant who exercises incentive stock options will not realize income upon exercise. However, the exercise of an incentive stock option gives rise to a preference under the alternative minimum tax rules. If the participant holds the stock for at least two years after the date of the Award and one year after the date of exercise, the participant will realize a long-term capital gain on the difference between the fair market value of the common stock at the time it is sold and the exercise price of the incentive stock option. However, if the stock is sold before this holding period, the sale is a "disqualifying disposition," and the participant recognizes ordinary income on the difference between the fair market value of common stock at the time of exercise and the exercise price paid. Upon the disqualifying disposition, any gain on the sale above the value at exercise is treated as a capital gain.

A participant recognizes ordinary income on the exercise of options that are not incentive stock options on the difference between the fair market value of common stock and the exercise price. Any subsequent gain or loss on the sale of common stock is subject to capital gains treatment on the amount realized on the sale over the tax basis. The participant's tax basis in the common stock is the exercise price plus the amount of taxable income that is recognized. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.

A participant recognizes ordinary income on the exercise of the stock appreciation rights in the amount of the fair market value of the common stock received at the time of exercise. Any subsequent gain or loss on the sale of common stock acquired through the exercise is subject to capital gains treatment on the amount realized on the sale over the tax basis. The participant's tax basis in the common stock is the amount of taxable income that is recognized on exercise. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.

For Awards of restricted stock, the participant recognizes ordinary income on the fair market value of the common stock at the time the Award becomes "vested" or is no longer subject to a substantial risk of forfeiture. Similarly, for Awards of restricted stock units, performance awards, stock units and other similar awards under the Omnibus Incentive Plan, the participant recognizes ordinary income on the fair market value of the common stock at the time that it is transferred to the participant under the vesting terms of the Award. Any subsequent gain or loss on the sale of common stock acquired through these types of Awards is subject to capital gains treatment on the amount realized on the sale over the tax basis. The participant's tax basis in the common stock is the amount of taxable income that is recognized on vesting or transfer of the common stock. For an Award of restricted stock, however, the participant may make an election under Section 83(b) of the Code to recognize ordinary income based on the value on the date of grant. Upon a disposition of restricted stock following an election under Section 83(b) of the Code, the tax basis would be the value of the common stock on the date of the Award and the taxable income recognized under the election. Reduced capital gains rates apply if the stock is held for at least 12 months.

Generally, the Company is able to deduct from its taxable income the amount of ordinary income at the same time that it is recognized by a participant, as described above. However, due to Section 162(m) of the Code, the Company may not deduct the amount recognized by our named executive officers to the extent that compensation paid to such officer in a calendar year exceeds $1 million.

The Omnibus Incentive Plan is not qualified under Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.

New Plan Benefits

Future awards under the Omnibus Incentive Plan will be granted at the discretion of the Compensation Committee. As a result, it is not possible to determine the number and type of awards that will be granted to any person under the Omnibus Incentive Plan. Information on awards granted to our named executive officers under the Omnibus Incentive Plan during year ended December 31, 2020 are reflected in the executive compensation tables, including the 2020 Grants of Plan Based Awards table, in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE AMENDMENT TO THE COMPANY’S OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2020 about equity securities that may be issued under the Company's existing equity compensation plans and arrangements:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (1)
Equity Compensation Plans Approved by Security Holders	2,760,515	$12.88	2,641,406
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,760,515	$12.88	2,641,406
_______
(1)Includes shares available for future issuance under the Omnibus Incentive Plan.

RELATED PERSON TRANSACTIONS
The following is a description of transactions, since January 1, 2020, in which (a) we are a participant, (b) the amount involved exceeds $120,000 and (c) one or more of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest. We refer to these as "related person transactions."

Registration Rights Agreement

On August 31, 2017, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with certain securityholders of the Company and certain other parties thereto, including Bain Capital. Pursuant to the Registration Rights Agreement, among other things, and subject to certain limitations, the Company agreed to use commercially reasonable efforts to effect the registration under the Securities Act of 1933, as amended, of the registrable shares held by the parties to the Registration Rights Agreement. The Company also agreed to provide, with certain exceptions, certain piggyback registration rights with respect to such registrable shares, as described in the Registration Rights Agreement.

Indemnification Agreements

We enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Person Transactions Policy

We have adopted a formal written policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions, including, but not limited to:

•the impact on a director's independence in the event the related person is a director or an immediate family member of the director;

•the benefits to us of the proposed transaction;

•if applicable, the availability of other sources of comparable products or services;

•the terms of the transaction; and

•the terms available to an unrelated third party or to employees generally.

The Audit Committee may also include such factors as: the related person's relationship to us and interest in the transaction, and the material facts of the proposed transaction, including the proposed aggregate value of the transaction. The Audit Committee may approve only those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
GENERAL MATTERS
Code of Conduct and Corporate Governance Guidelines

We have adopted a Code of Conduct which is applicable to all our directors, officers and employees (the "Code of Conduct"). To the extent required pursuant to applicable SEC regulations, we intend to post amendments to, or waivers from, our Code of Conduct on our website.

Copies of our Code of Conduct and Corporate Governance Guidelines are available, free of charge, on the "Investors - Highlights" page of our website at www.surgerypartners.com, or by sending a written request to our Chief Administrative and Development Officer at Surgery Partners, Inc., 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027.

Availability of Certain Documents

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the notices of internet availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or notice of internet availability of proxy materials to that address. Householding is designed to reduce a company's printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company's proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or notice of internet availability of proxy materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address. You may notify us either by calling us at (615) 234-5900 or by writing to us at Surgery Partners, Inc., 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027, Attn: Chief Administrative and Development Officer, and providing your name, your shared address, and the address to which we should direct the additional copy of the annual report or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive office.

Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year's Proxy Statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 16, 2021, which is 120 days prior to the date that is one year from April 15, 2021 (the date this year's Proxy Statement was first made available to stockholders).

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Company's Secretary at 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027. The Board does not have a written policy regarding stockholder nominations, but has determined that it is the practice of the Board to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2022 annual meeting, although not included in the Proxy Statement, the stockholder's notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2022 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2022 annual meeting must notify us no earlier than January 26, 2022 and no later than February 25, 2022.

Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2022 annual meeting.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

Surgery Partners, Inc.
310 Seven Springs Way, Suite 500
Brentwood, TN 37027
Attention: Chief Administrative and Development Officer

The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Chief Administrative and Development Officer that it is a communication for the Board. Upon receiving such a communication, the Chief Administrative and Development Officer will forward the communication to the relevant individual or group to which it is addressed as appropriate depending on the facts and circumstances outlined in the communication received. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Chief Administrative and Development Officer will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Attendance at Annual Meeting

We invite all stockholders to attend the Annual Meeting, which will be held solely by remote communication in a virtual meeting format. You can attend the meeting by visiting www.meetingcenter.io/248273463 using the password SGRY2021 and entering the 15-digit control number found on the proxy card or voting instruction form. However, even if you plan to attend virtually, please vote your shares promptly to ensure they are represented at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy, you may do so by voting during the meeting. If you have any questions on how to attend the Annual Meeting, please contact Investor Relations at 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027, (615) 234-5900 or email ir@surgerypartners.com.

Electronic Access to Proxy Statement and Annual Report to Stockholders

We have elected to provide this Proxy Statement, the proxy card and our Annual Report to Stockholders over the internet through a “notice and access” model. The Notice of Internet Availability provides instructions on how you may access these proxy materials on the internet at www.investorvote.com/SGRY or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

APPENDIX A
First Amendment to the
Amended and Restated Surgery Partners, Inc.
2015 Omnibus Incentive Plan

This Amendment to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020 (the “Plan”), is adopted by Surgery Partners, Inc. (the “Company”), to be effective upon approval by the stockholders of the Company.

RECITALS:

WHEREAS, the Company has established the Plan through which the Company may grant awards of stock options, stock appreciation rights, restricted stock and other stock-based awards to directors, officers and other employees of the Company and its subsidiaries, as well as other persons performing consulting or advisory services for the Company;

WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be delivered in satisfaction of Awards under the Plan by 3,500,000 shares, resulting in a total of 11,815,700 shares authorized under the Plan;

WHEREAS, the Company desires to further amend the Plan to provide for the sale of Company stock to cover required tax withholdings that are due on certain events; and

WHEREAS, the Company’s stockholders have approved this Amendment at the annual meeting of the stockholders of the Company on May 26, 2021.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Section 4(a) is amended by deleting the first sentence in its entirety and inserting the following in its place and stead:

“Subject to adjustment as provided in Section 7, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 11,815,700 shares.”

2.Section 6(a)(6) is amended and restated in its entirety as follows:

“(6) Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. Upon the exercise or vesting of an Award that creates a taxable event to the Participant, the third-party administrator of the Plan will sell a sufficient number of shares of Stock held by the Participant under the Award to cover the minimum required tax-withholdings then due by the Participant. The Administrator will prescribe such rules for tax-withholding, including for the sale of Stock to cover withholding taxes, as it deems necessary. Alternatively, the Participant may promptly remit to the Company or an Affiliate, an amount in cash that is the full amount of all taxes required to be withheld in connection with the applicable exercise or vesting of an Award or, with the consent of the Administrator in its sole discretion, provide an alternative means for satisfying the Company’s tax withholding requirements. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law or such greater amount that would not result in adverse accounting consequences to the Company in the discretion of the Administrator).”

IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned officer of the Company, to be effective on May 26, 2021.

Surgery Partners, Inc.

Jennifer Baldock
Executive Vice President, Chief Administrative and Development Officer
A-1

APPENDIX B

SURGERY PARTNERS, INC.
2015 OMNIBUS INCENTIVE PLAN

Amended and Restated January 1, 2020

1.	DEFINED TERMS
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE
The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant to Participants of Stock, Stock-based and other incentive Awards. This amended and restated Plan document is effective for Awards issued on or after January 1, 2020.

3.	ADMINISTRATION
The Administrator has discretionary authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock or other property); prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN
(a) Number of Shares. Subject to adjustment as provided in Section 7, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 8,315,700 shares. Up to the total number of shares available for Awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined net of shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award and, for the avoidance of doubt, without including any shares of Stock underlying Awards settled in cash or that otherwise expire or become unexercisable without having been exercised or that are forfeited to or repurchased by the Company due to failure to vest. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Stock available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Individual Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards, payable to any person in any calendar year:

(1) Stock Options: 500,000 shares of Stock.
(2) SARs: 500,000 shares of Stock.
(3) Awards other than Stock Options, SARs or Cash Awards: 400,000 shares of Stock.
(4) Cash Awards: $5,000,000.

In applying the foregoing limits, all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit.

(d) Non-Employee Director Limits. In the case of a Director, additional limits shall apply such that the maximum grant-date fair value of Stock-denominated Awards granted in any calendar year during any part of which the Director is then eligible under the Plan shall be $400,000, except that such limit for a non-employee Chairman of the Board or lead Director shall be $700,000, in each case, computed in accordance with FASB ASC Topic 718 (or any successor provision). The foregoing additional limits related to Directors shall not apply to any Award or shares of Stock granted pursuant to a Director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees (to the extent such Award or shares of Stock have a fair value equal to the value of such cash retainers or other fees).

5.	ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Cash Awards is limited to individuals who are Employees. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.	RULES APPLICABLE TO AWARDS
(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933, as amended), subject to such limitations as the Administrator may impose.

(4) Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

  (C) Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or due to the termination of the Participant’s Employment by the Company due to his or her Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Participant’s Employment is terminated for Cause or the cessation of Employment occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.
(5) Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments or shares of Stock delivered under or gain in respect of any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.

(6) Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. Each Participant agrees promptly to remit to the Company or an Affiliate, in cash, the full amount of all taxes required to be withheld in connection with an Award unless the Administrator, in its sole discretion, provides alternative means for satisfying the Company’s tax withholding requirements. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law or such greater amount that would not result in adverse accounting consequences to the Company in the discretion of the Administrator).

(7) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of a termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates.

(a)    For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(b)    Subject to the consent of the Administrator, individuals who receive awards under the Company’s Cash Incentive Plan may elect to receive settlement of all or a portion of an amount that is earned under the award in the form of Unrestricted Stock. By making the election, the Participant will receive a number of shares of Unrestricted Stock that has an aggregate Fair Market Value (to the nearest whole share) as the amount that was earned under the Cash Incentive Plan. The individual must make such an election in writing prior to the date that payment is otherwise made under the Cash Incentive Plan in the manner prescribed by the Administrator. The election can be made with respect to any portion of the amount to be received under the Cash Incentive Plan.

(10) Section 409A. Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(11) Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A, to the extent applicable.

(b)	Stock Options and SARs.
(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which if the Administrator so determines may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so. The Administrator may impose conditions on the exercisability of Awards, including limitations on the time periods during which Awards may be exercised or settled.

(2) Exercise Price. The exercise price of each Stock Option and the base value from which appreciation is to be measured for purposes of each SAR will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 of the Plan, the terms of outstanding Stock Options or SARs, as applicable, may not be amended to reduce the exercise prices of such Stock Options or the base values from which appreciation under such SARs are to be measured other than in accordance with the stockholder approval requirements of the NASDAQ Stock Market.

(3) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4) Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).

7.	EFFECT OF CERTAIN TRANSACTIONS
(a) Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; it being understood that if the exercise or purchase price (or base value) of an Award is equal to or greater than the fair market value of one share of Stock, the Award may be cancelled with no payment due hereunder.

(3) Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)	Changes in and Distributions with Respect to Stock.
(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator will make appropriate adjustments to the maximum number of shares of Stock that may be delivered under the Plan and to the maximum limits described in Section 4(c) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that, except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS
(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.	ESTABLISHMENT OF SUB-PLANS
The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.	GOVERNING LAW
(a) Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Tennessee without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Middle District of Tennessee for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Middle District of Tennessee; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A
Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporate Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, provided that, for purposes of determining treatment as a single employer under Section 414(b) or Section 414(c) of the Code, “50%” shall replace “80%” in the applicable stock or other equity ownership requirements under such sections of the Code and the regulations thereunder.

“Award”: Any or a combination of the following:

(i) Stock Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.
(viii) Cash Awards.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

 “Cause”: In the case of any Participant who is party to an effective employment or severance-benefit agreement with the Company or an Affiliate of the Company that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any of its Affiliates, or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its Affiliates; (iv) a significant violation by the Participant of the code of conduct of the Company or its Affiliates of any material policy of the Company or any of its Affiliates, or of any statutory or common law duty of loyalty to the Company or any of its Affiliates; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or any of its Affiliates and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company or any of its Affiliates.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Surgery Partners, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or that results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer pursuant to which at least a majority of the Company’s then outstanding common stock is purchased by a single person or entity or by a group of persons and/or entities acting in concert that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The date the Plan was approved by the Board.

“Director”: A member of the Board who is not an employee.

“Disability”: In the case of any Participant who is party to an effective employment or severance-benefit agreement with the Company or an Affiliate of the Company that contains a definition of “Disability,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Disability,” will mean a permanent disability as defined in the long-term disability plan maintained by the Company or one of its Affiliates, or as defined from time to time by the Company in its sole discretion.

 “Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or an Affiliate. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” subject to Section 409A upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria determined by the Administrator in its discretion.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion will mean a measure of performance relating to any or any combination of the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or a specified peer group) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, facility, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after tax basis; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer satisfaction; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. In addition, Performance Criteria may include subjective measurements and non-economic performance that is determined by the Administrator from time to time. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. The Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Surgery Partners, Inc. 2015 Omnibus Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common stock of the Company, par value $0.01 per share.

 “Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

SURGERY PARTNERS

VOTE

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Class III Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Clifford G. Adlerz	☐	☐	02 - J. Eric Evans	☐	☐	03 - Andrew T. Kaplan	☐	☐
04 - Blair E. Hendrix	☐	☐						

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Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2021 Annual Meeting of Stockholders of Surgery Partners, Inc. will be held on Wednesday, May 26, 2021 at 8:00 a.m., central daylight time, virtually via the Internet at www.meetingcenter.io/248273463.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — SGRY2021.

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Proxy — Surgery Partners, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 26, 2021

J. Eric Evans and Jennifer B. Baldock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Surgery Partners, Inc. to be held on May 26, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each Board nominee listed on the reverse side, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted on appear on reverse side)

C Non-Voting Items

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Meeting Attendance
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